UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE PROVIDENCE SERVICE CORPORATION

64 East Broadway Blvd.

Tucson, Arizona 85701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 23, 2014

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of The Providence Service Corporation (the “Company”) will be held at Hotel Grand Pacific, 463 Belleville Street, Victoria, B.C. Canada V8V 1X3, at 9:00 a.m. (local time) on July 23, 2014. The Annual Meeting is being held for the following purposes:

1. To elect one Class 2 director to serve for a three year term until the 2017 annual meeting of stockholders or until his successor has been duly elected and qualified, as more fully described in the accompanying Proxy Statement;

2. To hold a non-binding advisory vote on executive compensation;

3. To obtain stockholder approval of an amendment to Section SIXTH of the Second Amended and Restated Certificate of Incorporation of the Company to reflect that the Board of Directors will consist of not less than four nor more than eleven directors;

4. To obtain stockholder approval of an amendment to The Providence Service Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”);

5. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company to serve for the 2014 fiscal year; and

6. To transact such other business as may properly come before the Annual Meeting or any of its adjournments, postponements or reschedulings.

Only stockholders of record of the Company’s common stock, par value $0.001 per share, as shown by the transfer books of the Company, at the close of business on June 4, 2014 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments, postponements or reschedulings thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose or by voting via the Internet or by telephone. Instructions on how to vote by the Internet or by telephone are included in the accompanying Proxy Statement and proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 23, 2014. Under rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement, form of proxy card and our 2013 Annual Report to Stockholders (including the Annual Report on Form 10-K for the fiscal year ended December 31, 2013) are available at http://www.edocumentview.com/PRSC.

By Order of the Board of Directors

Warren S. Rustand
Director and Chief Executive Officer

June 16, 2014
Tucson, Arizona

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE,

DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE

AS PROMPTLY AS POSSIBLE OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY

TELEPHONE. SEE “VOTING PROCEDURES” IN THE ACCOMPANYING PROXY

STATEMENT FOR FURTHER DETAILS. IF YOU DO ATTEND THE MEETING, YOU MAY, IF

YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

INFORMATION ABOUT OUR 2014 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:     Wednesday, July 23, 2014 at 9:00 a.m. (local time)

Place: Hotel Grand Pacific, 463 Belleville Street, Victoria, B.C. Canada V8V 1X3

Record Date:      June 4, 2014

PROPOSALS

Proposal	Board Vote Recommendation	Page Number

1 – Election of Director	For Director Nominee	7

2 – Advisory Vote on Executive Compensation	For	54

3 – Vote on amendment to Second Amended and Restated Certificate of Incorporation	For	56

4 – Vote on amendment to the Providence Service Corporation 2006 Long-Term Incentive Plan	For	57

5 – Ratification of Appointment of Independent Registered Public Accounting Firm	For	67

OUR DIRECTOR NOMINEE (PAGE 8)

Name	Age	Director Since	Independent	AC	CC	NCGC	Other Current Public Boards

Warren S. Rustand	71	2005	No	N	N	N	0

AC	=	Audit Committee CC = Compensation Committee
NCGC	=	Nominating and Corporate Governance Committee
M	=	Member C = Chair N = Not a Member

OUR CORPORATE GOVERNANCE FACTS (Page 11)

Number of Independent Directors	3 (75%)

Board Committees Consist Entirely of Independent Directors	Yes

Separate Chair & Chief Executive Officer	Yes

Lead Director	No

Classified Board	Yes

Majority Voting for Directors in Uncontested Elections	Yes

Annual Advisory Approval of Named Executive Officer Compensation	Yes

All Directors Attended at least 75% of Meetings Held (see page 12)	Yes

Independent Directors Meet Regularly in Executive Session	Yes

Annual Board and Committee Self-Evaluations	Yes

Code of Business Conduct and Ethics	Yes

Policy Prohibiting Hedging and Pledging Stock	Yes

Stock Ownership Guidelines for Directors and Executive Officers	Yes

Stockholder Approved Rights Plan (Poison Pill)	No

OUR COMPENSATION PHILOSOPHY AND PRACTICES (Page 25)

We believe that compensation programs offered to executives should support the achievement of our financial goals and the creation of long-term stockholder value. Accordingly, our guiding compensation principles focus on:

•	attracting and retaining high-performance leaders;

•	aligning the interests of our executives with those of our stockholders;

•	linking a meaningful portion of executive compensation to our financial performance; and

•	awarding a significant portion of compensation based on at-risk opportunity while aligning compensation with factors that typically have an impact on stock price performance.

Our compensation program is designed to create a collegial atmosphere that encourages executives to cooperate toward the achievement of short-term and long-term goals that benefit us and stockholders, while at the same time rewarding each executive’s individual contribution to our success. To achieve this objective, the Compensation Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of an annual cash bonus, and long-term incentive compensation in the form of equity, including performance based awards that may be settled in stock or cash, as determined from time to time.

We believe it is appropriate that the Named Executive Officers’ overall compensation package be competitive with the level of compensation provided by a peer group of companies with comparable executives. To achieve this objective, we target salaries and incentive opportunities at competitive levels of our peers based on the best available market data. Compensation opportunities for exceptional business performance are higher, as we may pay above the industry median to motivate, reward and retain performers who significantly exceed our company and individual goals. Additional factors the Compensation Committee takes into consideration in determining an executive’s compensation level include role, tenure, experience, skills and individual performance.

COMPENSATION COMPONENTS (Page 26)

Our executive officers’ core compensation is comprised of a mix of base salary, annual incentive compensation and long-term incentive compensation.

Core Component	Objective/Key Features

Base Salary

Base salaries are an important element of compensation and are used to provide a fixed amount of cash compensation during the fiscal year to our executive officers under their employment agreements as direct compensation for their regular services to us. Please see page 29 for additional information.

Annual Incentive Compensation

Annual incentive compensation may be awarded to our executive officers in the form of cash bonuses. The purpose of such cash bonuses is to provide a direct financial incentive to the executives to achieve our company’s financial goals and their individual goals as measured by criteria and objectives set forth at the beginning of the year. For 2013, our executive officers were eligible to receive cash awards based upon the achievement of pre-established performance targets. Please see page 30 for additional information.

Equity-Based Compensation

Annual compensation may be awarded to our executive officers in the form of equity-based awards including performance restricted stock units that are performance based and measured with reference to our achievement of performance criteria established by the Compensation Committee.  Each year we use equity grants under our long-term incentive plan to ensure the focus of our executive officers on our key long-term financial and strategic objectives and to encourage them to take into account our and our stockholders’ long-term interests through ownership of our Common Stock or securities with value tied to our Common Stock. Accordingly, beginning in 2012, the Compensation Committee implemented a policy that requires, absent unusual circumstances such as new hires, at least half of the equity-based compensation (based on the number of shares to be awarded annually) awarded to our executive officers be performance based and measured over a multi-year performance period. For 2013, a significant portion of each executive officer’s total compensation was allocated to incentive-based compensation in the following combination of equity vehicles: restricted stock (20% of the equity incentive award) and performance restricted stock units (80% of the equity incentive award). Restricted stock granted in 2013 vests in three equal annual installments on the first, second and third anniversaries of the date of grant, subject to continued employment. Performance restricted stock units granted in 2013 are settled in stock and are subject to the achievement of return on equity targets established by the Compensation Committee over a performance period of January 1, 2013 through December 31, 2015. Please see page 30 for additional information.

THE PROVIDENCE SERVICE CORPORATION

64 East Broadway Blvd.

Tucson, Arizona 85701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of The Providence Service Corporation, a Delaware corporation, for use at the 2014 Annual Meeting of Stockholders of the Company, or the Annual Meeting, to be held at Hotel Grand Pacific, 463 Belleville Street, Victoria, B.C. Canada V8V 1X3, at 9:00 a.m. (local time) on July 23, 2014, and at any adjournments, postponements or reschedulings of the meeting, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board’s proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy are first being mailed to Company stockholders on or about June 19, 2014.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on June 4, 2014, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments, postponements or reschedulings thereof. On the Record Date, there were 14,568,059 shares of the Company’s common stock, par value $0.001 per share, or Common Stock, outstanding. The Common Stock is the only outstanding class of capital stock of the Company with voting rights. Each share of Common Stock is entitled to one vote.

Sending in a signed proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting or voted by internet or telephone, and which have not been revoked, will, unless otherwise directed by the stockholder, and other than with respect to broker non-votes, as discussed below, be voted in accordance with the recommendations of the Board set forth in this Proxy Statement. A stockholder may revoke his or her proxy at any time before it is voted by following the instructions under “Voting Procedures – Changing or Revoking Your Vote.”

The principal executive offices of the Company are located at 64 East Broadway Blvd., Tucson, Arizona 85701, and the telephone number of the Company is (520) 747-6600. References to the “Company”, “Providence”, “we”, “us” or “our” mean The Providence Service Corporation.

VOTING PROCEDURES

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. All shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, will be counted in determining the presence of a quorum. Withheld votes, abstentions and broker non-votes (i.e., when a nominee holding shares of Common Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

A stockholder is entitled to cast one vote for each share held of record on the Record Date on all matters to be considered at the Annual Meeting. Under our amended and restated bylaws, in an uncontested election, to be elected, a director nominee must receive a majority of the votes cast in the election of directors at the Annual Meeting. The amendment to the 2006 Incentive Plan must be approved by the affirmative vote of holders of a majority of the votes cast for that proposal. Approval of any other proposal will require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and thus will have no effect on the election of a director or the approval of the amendment to the 2006 Incentive Plan. Abstentions are considered present and entitled to vote on the other proposals and will have the same legal effect as votes against any such proposal. Broker non-votes are not considered entitled to vote and will not count as votes against any proposal at the Annual Meeting. Cumulative voting is not permitted.

If you hold your shares in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee), absent instructions from you, your broker may vote your shares on the ratification of the appointment of KPMG LLP, or KPMG, as the independent registered public accounting firm of the Company for the 2014 fiscal year, but may not vote your shares on the election of directors, the non-binding advisory vote on executive compensation, the amendment of our certificate of incorporation or the approval of an amendment to our Incentive Plan. If you do not provide voting instructions on these items to your broker, your shares will count as broker-non votes with respect to these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

In addition to voting in person by ballot at the Annual Meeting, if you are a registered stockholder (that is your stock is registered in your name), you may vote by mail, Internet or telephone.

Voting by Mail. To vote by mail, please sign, date and return to the Company as soon as possible the enclosed proxy card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet or by telephone as described below, you need not also mail a proxy to the Company.

Voting by Internet or Telephone. If you are a registered stockholder (that is, if your stock is registered in your name), you may also vote by Internet or telephone by following the instructions included with your proxy card. The deadline for registered stockholders to vote by the Internet or telephone is 11:59 p.m., Eastern Daylight Time, on July 22, 2014. You are encouraged to vote electronically by Internet or telephone.

Set forth below is a summary of these two voting methods which registered stockholders may utilize to submit their votes.

Vote by Internet www.envisionreports.com/PRSC. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you log in. You will be prompted to enter your Control Number(s) which is located on your proxy card and then follow the directions given to obtain your records and create a voting instructions form.

Vote by Telephone 1-800-652-8683. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your proxy card and then follow the directions given.

If you vote by Internet or telephone, you do not need to return your proxy card. Please note that although there is no charge to you for voting by Internet or telephone, there may be costs associated therewith such as usage charges from Internet access providers and telephone companies. The Company does not cover these costs; they are solely your responsibility.

If your shares are held in street name, please check your proxy card or contact your broker, bank or other nominee to determine whether you will be able to vote by Internet or telephone.

Voting at the Meeting. You may vote in person at the Annual Meeting. If you want to vote by ballot at the Annual Meeting and you hold your shares in street name (that is, through a bank or broker), you must obtain a power of attorney or other proxy authority from that organization and bring it to the Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. Even if you plan to attend the meeting, you are encouraged to submit a proxy or vote by Internet or telephone to ensure that your vote is timely received and counted.

Changing or Revoking Your Vote. After voting, you may change your vote one or more times by completing and returning a new proxy to the Company, by voting again by Internet or telephone as described in this Proxy Statement, or by voting in person at the Annual Meeting. Only the last vote timely received by the Company will be counted. You may request a new proxy card from the Company’s Corporate Secretary at the address below. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 64 East Broadway Blvd., Tucson, Arizona 85701 before the Annual Meeting. In addition, if you are permitted to vote by Internet or telephone you may change your vote electronically by Internet or telephone by following the procedures described above. The last vote received chronologically will supersede any prior votes. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m., Eastern Daylight Time, on July 22, 2014.

Failure to Provide Voting Instructions. Other than with respect to broker non-votes, if you submit a signed proxy card or vote by Internet or telephone, but do not indicate how you want your shares voted, the persons named in the enclosed proxy card will vote your shares of Common Stock:

•	“FOR” the election of the nominee, Warren S. Rustand, as Class 2 director;

•	“FOR” the non-binding advisory vote on the executive compensation;

•	“FOR” the amendment to Section SIXTH of the Second Amended and Restated Certificate of Incorporation of the Company;

•	“FOR” the amendment to the Providence Service Corporation 2006 Long-Term Incentive Plan;

•	“FOR” the ratification of the appointment of KPMG as the independent registered public accounting firm of the Company to serve for the 2014 fiscal year; and

•

with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Company.

Solicitation of Proxies. The entire cost of soliciting proxies, including the costs of preparing, assembling and mailing this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, officers, directors or employees of the Company may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials and the 2013 Annual Report to Stockholders to the beneficial owners of the shares they hold of record.

The Company is not presently aware of any matters that will be brought before the Annual Meeting, that are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by each stockholder known by us to own beneficially more than five percent of our outstanding Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares.

Name and Address	No. of Shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Coliseum Capital Management, LLC
Adam Gray
Christopher Shackelton (2)	2,322,350	15.9%

Ameriprise Financial, Inc.
Columbia Management Investment Advisors, LLC (3)	932,775	6.4%

Renaissance Technologies LLC (4)	816,000	5.6%

(1)

The securities “beneficially owned” by each stockholder are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities to which the stockholder has or shares voting or investment power or has the right to acquire within 60 days of the record date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)

This information is based on ownership information reported by Coliseum Capital Management, LLC in its Form 13F filed on February 14, 2014, a Form 4 filed on January 29, 2014, and group information reported in a Schedule 13D/A filed by Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., Adam Gray, Christopher Shackelton (Metro Center, 1 Station Place, 7th Floor South, Stamford, CT 06902) and Blackwell Partners, LLC (c/o DUMAC, LLC, 280 S. Mangum Street, Suite 210, Durham, NC 27701) with the SEC on August 15, 2013. Based on information available in the Schedule 13D/A, the shares are held by (a) Coliseum Capital Partners, L.P. and Coliseum Capital Partners II, L.P., investment limited partnerships for which Coliseum Capital, LLC, a Delaware limited liability company, or CC, is general partner and for which Coliseum Capital Management, LLC, a Delaware limited liability company, or CCM, serves as investment adviser, and (b) Blackwell Partners, LLC, or Blackwell, a separate account investment advisory client of CCM. Christopher Shackelton and Adam Gray manage CCM and CC. Each of Christopher Shackelton, Adam Gray, Blackwell, CCP, CC and CCM disclaim beneficial ownership of these securities except to the extent of each person's own pecuniary interest therein.

(3)

Ameriprise Financial, Inc. (145 Ameriprise Financial Center, Minneapolis, MN 55474), or AFI, is the parent company of Columbia Management Investment Advisors, LLC, or CMIA, (225 Franklin St., Boston, MA 02110). AFI may be deemed to beneficially own the shares reported by CMIA. The shares reported by AFI include those shares separately reported by CMIA. Each of AFI and CMIA disclaims beneficial ownership of all shares of Common Stock reported. This information is based on the Schedule 13G/A filed with the SEC on February 13, 2014.

(4)

This information is based on the Schedule 13G filed by Renaissance Technologies LLC and Rennaisance Technologies Holdings Corporation (800 Third Avenue, New York, New York 10022) with the SEC on February 13, 2014.

Management and Directors Only

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by (a) all of Providence’s directors and nominees for director, (b) all of Providence’s executive officers named in the “Summary Compensation Table” which follows and (c) all of Providence’s directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares:

Name	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Herman M. Schwarz (2)	102,778	*
Robert E. Wilson (3)	15,000	*
Richard A. Kerley (4)	25,567	*
Kristi L. Meints (5)	86,143	*
Warren S. Rustand (6)	64,619	*
Christopher S. Shackelton (7)	2,322,350	15.9%
All directors and executive officers as a group (9 persons)(8)	2,618,147	17.7%

*	Less than 1%
(1)

The securities “beneficially owned” by an individual are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities to which the individual has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 28,055 shares of Common Stock held by Mr. Schwarz and 74,723 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(3)	Includes 15,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(4)	Includes 24,900 shares of Common Stock held by Mr. Kerley and 667 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(5)	Includes 36,329 shares of Common Stock held by Ms. Meints and 49,814 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(6)	Includes 14,805 shares of Common Stock held by Mr. Rustand and 49,814 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(7)

Includes 2,322,350 shares of Common Stock held by Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P. and Blackwell Partners, LLC (for additional information see footnote 2 to the Principal Stockholders table above). Mr. Shackelton disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(8)	Includes 2,427,128 shares of Common Stock and 191,019 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s second amended and restated certificate of incorporation provides that the number of directors be between five and eleven as determined by the Board. Historically, the Board has been set at five, however, there has been a vacancy on the Board due to the departure of the former Chairman of the Board, Fletcher J. McCusker, on November 19, 2012. The Board has approved, and is submitting for your approval at the Annual Meeting, an amendment to the Company’s certificate of incorporation to reduce the minimum number of directors required to four and, assuming such approval is received, intends to set the number of directors at four. The Board is divided into three classes approximately equal in size, serving staggered three year terms. Each class must be as nearly equal in size as possible. At each annual meeting of stockholders the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

Under the Company’s amended and restated bylaws in an uncontested election, to be elected, a director nominee must receive a majority of the votes cast. In an uncontested election, the incumbent director nominee must submit an irrevocable resignation that is subject to (i) that director receiving less than a majority of the votes cast in the uncontested election, and (ii) acceptance of the resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director does not receive a majority of the votes cast in an uncontested election, the Nominating and Governance Committee will make a recommendation to the full Board as to whether to accept or reject the resignation or whether other action should be taken. The full Board is required to act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. If any incumbent director does not receive a majority of the votes cast, the Board will publicly disclose its decision regarding accepting or not accepting a resignation within four business days of reaching its decision.

The Board proposes the election of Warren S. Rustand as a Class 2 director. The director nominee was nominated by the Company’s Nominating and Governance Committee, which nomination was confirmed by the Board. The nominee has consented to serving as a nominee for election to the Board, to being named in the Proxy Statement and to serving as a member of the Board if elected by the Company’s stockholders. Information regarding the nominee is set forth below.

The Board of Directors has no reason to believe that the Board’s nominee is unable to serve or will not serve if elected. If for any reason the nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Governance Committee of our Board of Directors may designate a substitute nominee, in which event the shares represented by proxies returned to us will be voted for such substitute nominee. If the Nominating and Governance Committee designates a substitute nominee, we will file an amended proxy statement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee required by the applicable rules promulgated by the SEC.

If elected, the nominee is expected to serve until the 2017 annual meeting of stockholders or his successor is duly elected and qualified. Mr. Rustand is presently a director of the Company.

Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy for the election of the listed nominee or, in the event of death, disqualification, refusal or inability of the nominee to serve, for the election of such other person as the Board may recommend in the place of such nominee to fill the vacancy.

The Board unanimously recommends that the stockholders vote “FOR” election of the nominee named below as a director of the Company for the ensuing term.

 The following table sets forth certain information with respect to the current directors and the director nominee as of June 4, 2014.

Name	Age	Class	Term Expires
Richard A. Kerley (1)(2)(3)	64	1	2016
Kristi L. Meints (1)(2)(3)	59	3	2015
Warren S. Rustand (5)	71	2	2014
Christopher Shackelton (1)(2)(3)(4)	34	1	2016

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

(4)	Chairman

(5)	Director Nominee

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Nominating and Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future needs. The Board also believes that all directors must possess a considerable amount of business management and social services related experience. The Nominating and Governance Committee considers, among other things, a candidate’s board experience, education, whether they are independent under applicable NASDAQ listing standards and the SEC rules, financial expertise, integrity, financial integrity, ability to make independent and analytical inquiries, understanding of the Company’s business environment, experience in the social services industry and knowledge about the issues affecting the social services industry, and willingness to devote adequate time to Board and committee duties when considering director candidates. The Nominating and Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The process undertaken by the Nominating and Governance Committee in selecting qualified director candidates is described below under “Corporate Governance – Director Nomination Process - Director Nominee Selection Process”. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in each director’s biography.

Director Nominee

Warren S. Rustand has served as our director since May 2005, and our lead director from January 2007 to November 2012. On November 19, 2012, Mr. Rustand was appointed by the Board to serve as Interim Chief Executive Officer. As part of the changes in management and Board composition, Mr. Rustand stepped down as Lead Director on that day. Effective May 7, 2013, Mr. Rustand was appointed Chief Executive Officer. Since January 2004, Mr. Rustand has served as managing director of SC Capital Partners LLC, an investment banking group which includes: corporate advisory services, a private equity fund, capital sourcing, with a focus on the microcap market. Since January 2001, he has served as the Chief Executive Officer of Summit Capital Consulting, a firm which specializes in the development of small to midsize companies by sourcing, and structuring financial, and human capital resources for the organization. Mr. Rustand has served as a member of the board of directors for over 40 public, private, and not-for-profit organizations. The range of these organizations is from multibillion dollar public companies, to midsize, early stage, and startup companies. During the past five years, in addition to serving as our director, Mr. Rustand has held directorships at WPO Foundation, L3, TLC Vision Corporation and MedPro Safety Products. Mr. Rustand was chairman and Chief Executive Officer of Rural/Metro Corporation, an emergency health care company from 1993 to 1998. In addition, Mr. Rustand has had a long term interest in public policy, and in 1973, was selected as a White House Fellow. During his fellowship, he served in various positions such as special assistant to the Secretary of Commerce and special assistant to the Vice President. In addition, from 1974 to 1976, he served as the Appointments Secretary to the President. Mr. Rustand serves as a director of MedPro Safety Products, Inc., a medical device safety products company, where he chairs the audit committee and serves on other board committees. He received his bachelor’s degree and master’s degree from the University of Arizona in 1965 and 1972, respectively.

Mr. Rustand’s positions as a member of the board of directors for many public, private and not-for-profit organizations, managing director of SC Capital Partners LLC, Chief Executive Officer of Summit Capital and tenure as a senior executive at other organizations has enabled him to provide the Board with valuable business, leadership and management perspectives and business acumen. Mr. Rustand also brings financial expertise to the Board, including his prior service as chairman of the audit committee of other public companies.

Directors

Richard A. Kerley has served as our director since May 2010 and chairperson of the Compensation Committee since March 2011. Mr. Kerley is currently the Senior Vice President and Chief Financial Officer and member of the board of directors of Peter Piper, Inc., a privately-held pizza and entertainment restaurant chain. Mr. Kerley has served in these positions since November 2008. From July 2005 to October 2008, Mr. Kerley served as the Chief Financial Officer of Fender Musical Instruments Corporation. From June 1981 to July 2005, Mr. Kerley was an audit partner with Deloitte & Touche LLP. Prior to becoming a partner at Deloitte & Touche, Mr. Kerley served as an audit manager and staff accountant from August 1971 to June 1981. He received a bachelor of business administration degree in accounting from Marshall University in 1971 and is a certified public accountant in the State of Arizona.

Mr. Kerley is a senior financial executive with experience in a variety of operational issues, financial budgeting, planning and analysis, capital investment decisions, mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC. Mr. Kerley’s strong financial background provides the Board with financial expertise, including an understanding of financial statements, finance, capital investing strategies and accounting.

Kristi L. Meints has served as our director and chairperson of the Audit Committee since August 2003. From January 2005 to December 2009 when she retired, and from August 1999 until September 2003, Ms. Meints served as Vice President and Chief Financial Officer of Chicago Systems Group, Inc. (now known as CSG Government Solutions, Inc.), a technology consulting firm based in Chicago, Illinois. From October 2003 through December 2004, she served as Chief Financial Officer of Peter Rabbit Farms, a carrot and vegetable farming business in Southern California. From January 1998 until August 1999, she was interim Chief Financial Officer for Cordon Corporation, a start-up services company. Ms. Meints was group finance director for Avery Dennison Corporation, a New York Stock Exchange listed company that is a multi-national manufacturer of consumer and industrial products, from March 1996 until December 1997. From February 1977 until June 1995, she held a variety of financial positions at SmithKline Beecham Corporation, including as director of finance, worldwide manufacturing animal health products; and as manager of accounting and budgets for Norden Laboratories, Inc., one of its wholly owned subsidiaries. She received a bachelor’s degree in accounting from Wayne State College in 1975 and a master’s degree in business administration from the University of Nebraska in 1984.

Ms. Meint’s strong financial and operational background, including her experience as Chief Financial Officer of Chicago Systems Group, Inc. and Peter Rabbit Farms and senior finance positions at Avery Dennison Corporation and SmithKline Beecham Corporation, provides financial expertise to the Board, including an understanding of financial statements, budgeting, operational and corporate finance and accounting.

Christopher S. Shackelton was appointed by the Board to serve as a director on July 26, 2012 and has served as Chairman of the Board since November 19, 2012. Mr. Shackelton is a Managing Partner at Coliseum Capital Management, an investment firm which he co-founded in January 2006 and which is a stockholder of the Company. Coliseum focuses on long-term investments in both public and private companies. From October 2003 to January 2006, Mr. Shackelton was an analyst at Watershed Asset Management, a special situations hedge fund. From July 2002 to October 2003, Mr. Shackelton was an analyst in the Investment Banking Division of Morgan Stanley & Co. Since November 2012, Mr. Shackelton has served on the board of directors for LHC Group, Inc., a nursing care company. In the past five years, Mr. Shackelton has served on the board of directors for Interstate Hotels & Resorts Inc., a global hotel management company, and Rural/Metro Corporation, an emergency health care company, where he served as Chairman. Mr. Shackelton is currently a Trustee for the Walter S. Johnson Foundation, as well as for multiple Connecticut based charitable organizations. Mr. Shackelton received a bachelor degree in Economics from Yale College in 2001.

Mr. Shackelton’s experience investing in and working with a wide range of companies provides the Board with valuable business leadership and strategic focus. Through investments in Medicaid, Medicare and private insurance funded transport, logistics, ambulatory and home health service companies, Mr. Shackelton has acquired an in-depth knowledge of the health care industry, which is beneficial to the Board. In addition, Mr. Shackelton brings financial and accounting experience from other public company boards on which he led efforts on mergers and acquisitions, financings, restructurings and other initiatives.

Non-director Executive Officers

The following is a brief summary of the background of each executive officer who is not a director as of May 29, 2014:

Michael Fidgeon, 48, was appointed to serve as Chief Operating Officer of our Human Services segment in January 2013. Mr. Fidgeon began his career with the Company in 1997 after the Company acquired Family Preservation Services. Mr. Fidgeon was the first Eastern Division employee hired by the Company with a vision of developing services from Florida to Maine, and has served as Virginia State Director and Chief Operating Officer and President of the East Region prior to being appointed the Chief Operating Officer of our Human Services segment. Prior to his employment at the Company, Mr. Fidgeon worked in human services for multiple organizations. Mr. Fidgeon is the Chairman of his local Chamber of Commerce and serves on multiple Boards of Directors to several not-for-profit human service agencies. Mr. Fidgeon received a bachelor’s degree in psychology from Duke University.

Michael-Bryant Hicks, 39, was appointed to serve as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer on January 6, 2014. Mr. Hicks has significant corporate and regulatory experience in the healthcare industry. He was an Assistant General Counsel in the law department of DaVita HealthCare Partners Inc. (“DaVita”) in Denver, CO. Prior to DaVita, Mr. Hicks was Associate General Counsel for Beckman Coulter where he managed the legal function for the company's Asia and Latin America operations and provided legal counsel for domestic mergers and acquisitions and regulatory matters. Mr. Hicks began his career working as a corporate lawyer for two large law firms, Vinson and Elkins and Mayer Brown, Rowe & Maw. Additionally, Mr. Hicks received his law degree from Yale Law School and his bachelor's degree from the University of North Carolina at Chapel Hill. He also worked on small business incubation projects as a Fulbright Scholar in Quito, Ecuador.

Herman M. Schwarz, 51, was appointed to serve as Chief Executive Officer of our non-emergency transportation management services business (comprising Charter LCI Corporation, including its subsidiaries (collectively “LogistiCare”)) on May 20, 2009. Mr. Schwarz has nearly 25 years of experience and proven skills in strategy development, operations management, financial management, mergers and acquisitions activity, and sales and marketing leadership. From January 2007 to May 2009, Mr. Schwarz served as Chief Operating Officer of LogistiCare responsible for its day-to-day operations including call center operations, client relationships, subcontractor management, service delivery and quality assurance. Prior to joining LogistiCare in 2007, Mr. Schwarz was the founder and from August 2005 to December 2006 partner of C3 Marketplace LLC, a buying service venture that delivers cost effective sourcing from Asia to small and medium sized retailers and manufacturers. Other previous executive positions included President and Chief Executive Officer of Aegis Communications Group Inc., or Aegis, a publicly-traded provider of outsourced call center services, President of Elrick & Lavidge, the marketing research division of Aegis, as well as various senior roles with Selig Industries and National Linen Service, divisions of National Service Industries, from 1992 to 2005. Mr. Schwarz received a master’s degree in business administration from the Wharton School of Business at the University of Pennsylvania and a bachelor’s degree in commerce from the University of Virginia.

Justina Uzzell, 35, was appointed to serve as Senior Vice President and Chief People Officer, effective March 9, 2014. Justina’s prior experience was at Banner Health where she spent almost 15 years providing senior-level, human resources leadership in a variety of complex and challenging environments. Most recently, Justina was the Chief Human Resource Officer and senior executive accountable for strategic, fiscal and operational excellence of human resources and staffing services throughout Banner Health’s service area across seven states. Prior to that, Justina was accountable for all of the human resources functions and business operations such as medical imaging, culinary services, security, service excellence, volunteer services and children’s learning center at two of Banner Health’s hospitals. Justina holds a B.B.A. in business management from the University of Phoenix and her MBA from Grand Canyon University. Justina is certified as a Senior Professional in Human Resources (SPHR) and Just Culture Champion by Outcome Engineering, LLC. Justina’s work has been featured in the healthcare segment of The Advisory Board, in Washington, D.C., for the creation, implementation and results-oriented approach of the HR Business Partner model. She is a member of the American College of Healthcare Executives, Society of Human Resource Management and American Society for Healthcare Human Resources Association.

Robert E. Wilson, 67, was appointed to serve as our Executive Vice President and Chief Financial Officer on November 19, 2012. Prior to his appointment, Mr. Wilson had been a Managing Director in the Health Care Advisory Services practice of Grant Thornton since March 2011. From November 2008 until November 2010, Mr. Wilson was a Managing Director of Huron Consulting Group. He has almost 40 years of experience in the accounting, consulting and health care industries including over 25 years with Arthur Andersen as both an audit partner serving public company clients as well as clients in the health care industry and as a consulting partner providing strategy and performance improvement solutions for health systems. From 2006 to 2008 he served as Chief Financial Officer for Billings Clinic, a community-owned health care company. Mr. Wilson served on the board of directors and as chair of the audit committee for Rural/Metro Corporation, a medical transportation company, from 2003 to 2011, and since January 2013 has served, and from 2004 to 2008 served, on the board of directors and as chair of the audit and compliance committee of Providence Health & Services, a Washington based non-profit hospital system. Mr. Wilson received a bachelor degree in Business Administration from the University of Washington and an MBA from California State University, Los Angeles.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

As part of the changes in management and Board composition on November 19, 2012, the Board reviewed its leadership structure and determined to separate the roles of Chief Executive Officer and Chairman of the Board between two individuals. The Board believes this leadership structure is appropriate because it strengthens the Board’s independence and enables the Chief Executive Officer to focus on the management of our business.

Independence of the Board

The Board believes that independence depends not only on our director’s individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under our corporate governance guidelines, the Board, with the assistance of legal counsel and the Nominating and Governance Committee of the Board, uses the current standards for “independence” established by The Nasdaq Stock Market LLC, referred to in the remainder of this proxy statement as “NASDAQ”, to evaluate any material relationship a director may have with Providence to determine director independence. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with Providence or any subsidiary in the consolidated group other than as a director of another Board of Directors. Any relationship that falls below a threshold set forth by the standards for “independence” established by NASDAQ and our corporate governance guidelines, or is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is automatically deemed to be an immaterial relationship. Our Board has affirmatively determined that Messrs. Kerley and Shackelton and Ms. Meints are independent. Mr. Rustand was considered independent until he assumed the position of Interim Chief Executive Officer on November 19, 2012 and thus was not independent at any time during 2013.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management regularly provide reports to the Board about their respective areas of responsibility and any risks thereof. These reports include actions taken by senior management to monitor and control such risks.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed the components of our compensation program, risk inherent in the compensation program and factors to control or mitigate these risks. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks based on the following:

•	The compensation program is designed to provide an appropriately balanced mix of cash and equity;

•	The maximum payout levels for bonuses and equity-based compensation are capped by the Compensation Committee;

•	The Compensation Committee has downward discretion over incentive cash and equity-based compensation payouts; and

•	The compensation program is designed to appropriately balance fixed (base salary) and variable compensation (cash incentives and equity-based awards).

Furthermore, compensation decisions include subjective considerations, which restrain the influence of objective factors on excessive risk taking.

Communication with the Board

Stockholders may communicate with the Board, including the non-management directors, by sending a letter to an individual director or to Providence’s Board, c/o Michael-Bryant Hicks, General Counsel, The Providence Service Corporation, 64 East Broadway Blvd., Tucson, Arizona 85701. In the letter, the stockholder must identify him or herself as a stockholder of Providence. The General Counsel may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to Providence’s Board.

Meetings of the Board of Directors and Committees

During fiscal 2013, the Board held eight meetings, the Audit Committee held eight meetings, the Compensation Committee held ten meetings and the Nominating and Governance Committee held five meetings. During fiscal 2013, none of the directors attended less than 75% of all of the meetings of the Board held during the period for which he or she was a director or less than 75% of the meetings of each committee of the Board held during the period in which he or she served on such committee.

Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2013. Additionally, the independent members of the Board met in executive session regularly without the presence of management.

The Board has an internal policy that all of the directors should attend the annual meeting of stockholders, absent exceptional cause. All directors attended the 2013 annual meeting of stockholders.

Committees of the Board of Directors

The Board has three separately-designated standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each as described below:

Audit Committee. The Audit Committee is currently composed of Ms. Meints (Chairperson) and Messrs. Kerley and Shackelton. The Audit Committee is directly responsible for:

•	appointing, overseeing and compensating the work of the outside auditor;

•	reviewing Providence’s quarterly financial statements and earnings releases;

•	pre-approving all auditing services and permissible non-audit services provided by Providence’s outside auditor;

•

engaging in a dialogue with the outside auditor regarding relationships which may impact the independence of the outside auditor and being responsible for oversight of the independence of the outside auditor;

•	reviewing and approving the report of the Audit Committee to be filed with the SEC;

•	reviewing with the outside auditor the adequacy and effectiveness of the internal controls over financial reporting;

•	establishing procedures for the submission of complaints, including the submission by the Company’s employees of anonymous concerns regarding questionable accounting or auditing matters;

•

reviewing with Providence’s Chief Executive Officer and Chief Financial Officer any significant deficiencies in the design or operation of our internal controls and any fraud, whether or not material, that involves our management or other employees who have a significant role in Providence’s internal controls;

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reviewing and approving all transactions between Providence and any Related Person that are required to be disclosed under Item 404 of SEC Regulation S-K, or Item 404. The terms “Related Person” and “transaction” have the meanings given to such terms in Item 404, as it may be amended from time to time; and

•	reviewing and assessing annually the adequacy of the Audit Committee Charter.

The Board has determined that each member of the Audit Committee is independent as defined by the applicable NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Mr. Shackelton is a Managing Partner of Coliseum Capital Management, LLC, which owns approximately 15.9% of the Company’s outstanding Common Stock. In accordance with the independence requirements for Audit Committee service set forth by the applicable NASDAQ standards and Rule 10A-3, the Board considered this ownership in assessing Mr. Shackelton’s independence and concluded that it did not render Mr. Shackelton an affiliated person of the Company and, therefore, that he met the independence standard for Audit Committee service. The Board has also determined that Ms. Meints, Mr. Kerley and Mr. Shackelton are each an “audit committee financial expert” as defined under Item 407 of SEC Regulation S-K.

Compensation Committee. The Compensation Committee currently consists of Messrs. Kerley (Chairperson) and Shackelton and Ms. Meints. The Compensation Committee is directly responsible for:

•	reviewing and determining annually the compensation of Providence’s Chief Executive Officer and other executive officers;

•

preparing an annual report on executive compensation for inclusion in Providence’s annual proxy statement for each annual meeting of stockholders in accordance with applicable SEC rules and regulations;

•

reviewing and discussing with Providence’s management the Compensation Discussion and Analysis required by Item 402 of SEC Regulation S-K. Based on such review and discussion, determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in Providence’s annual report or proxy statement for the annual meeting of stockholders;

•	approving the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with executive officers;

•	approving compensation programs and grants involving the use of Common Stock and other equity securities; and

•	reviewing and assessing annually, the Compensation Committee’s performance and the adequacy of the Compensation Committee Charter.

In addition, the Compensation Committee administers The Providence Service Corporation 2006 Long-Term Incentive Plan.

As provided in its charter, the Compensation Committee may, in its discretion, form and delegate all or a portion of its authority, duties and responsibilities to one or more subcommittees of the Compensation Committee. To date, the Compensation Committee has not delegated its responsibilities. Our Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the compensation of executive officers, other than himself, but does not participate in the final deliberations of the Compensation Committee. The Compensation Committee has the authority to retain independent counsel or other advisors and has, in the past, retained compensation consultants and outside counsel to assist it.

The Compensation Committee engaged Deloitte Consulting LLP, or Deloitte Consulting, as its independent consultant to advise it on executive compensation matters for fiscal year 2013. This selection was made without the input or influence of management. In 2013, the Company incurred fees equal to an aggregate of approximately $79,000 for services provided by Deloitte Consulting. In determining that Deloitte Consulting was independent, the Compensation Committee considered the factors outlined in the applicable NASDAQ listing standards, including the information provided below.

Three affiliates of Deloitte Consulting, Deloitte Financial Advisory Services LLP, or Deloitte FAS, Deloitte Tax LLP, or Deloitte Tax, and Deloitte & Touche LLP, or D&T, have provided consulting and tax preparation services to the Company in 2013. Deloitte FAS provided the Company management valuation services related to the evaluation of our intangible assets. Deloitte Tax provided income tax planning and preparation services to the Company’s management and D&T provided internal audit services and consultation to the Company related to management’s evaluation of internal control over financial reporting. The Company incurred fees equal to an aggregate of approximately $1.5 million related to the services provided by these affiliates. Neither the Board nor any committee thereof was involved in the decision made by management to engage Deloitte FAS or Deloitte Tax or asked to approve the Company’s business relationship with these entities. The Audit Committee approved the engagement of D&T to provide the services noted above.

To prevent any potential conflict of interest resulting from work by Deloitte Consulting and its affiliates, the Compensation Committee (i) confirmed that the individuals from Deloitte FAS, Deloitte Tax, and D&T who provided services to the Company were not the same individuals who provided compensation consulting services to the Compensation Committee, (ii) received assurances that no portion of the compensation of the Deloitte Consulting consultants who provided services to the Compensation Committee would be based on the amount or level of services provided by its affiliates to the Company, (iii) confirmed that the Deloitte Consulting consultants who provided services to the Compensation Committee do not own any stock in the Company or otherwise provide any other services to the Company, other than consulting services to the Compensation Committee, and (iv) confirmed that the Deloitte Consulting compensation consultants have no business or personal relationships with members of the Compensation Committee or the Company’s executive officers.

The Compensation Committee believes that the advice it received from Deloitte Consulting was objective based upon the following:

•

based upon the Compensation Committee’s knowledge, the executive compensation consultants received no incentive or other compensation based on the fees charged to the Company for other services provided by Deloitte affiliates;

•	the Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	the consultant has direct access to the Compensation Committee without management intervention; and

•	the protocols for each of the respective engagements describe how the consultant may interact with management.

While it is necessary for the consultant to interact with management to gather information, the Compensation Committee determines the appropriate forum for receiving consultant recommendations. This approach protects the Compensation Committee’s ability to receive objective advice from the consultant so that the Compensation Committee may make independent decisions about executive pay at the Company. All of the decisions with respect to determining the amount or form of compensation for the Company’s executive officers are made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by Deloitte Consulting related to executive compensation for 2013. Additional information regarding Deloitte Consulting and its engagement with the Compensation Committee during 2013 concerning the executive compensation determinations made by the Compensation Committee for 2013 can be found under “Executive Compensation – Compensation Discussion and Analysis” below.

The Board has determined that each member of the Compensation Committee is independent as defined in applicable NASDAQ listing standards.

Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Messrs. Shackelton (Chairperson) and Kerley and Ms. Meints. The Nominating and Governance Committee is responsible for, among other things:

•	selecting the slate of nominees of directors to be proposed for election by the stockholders and recommending to the Board individuals to be considered by the Board to fill vacancies;

•	developing and implementing policies regarding corporate governance matters and recommending any desirable changes to such policies to the Board;

•	establishing criteria for selecting new directors;

•	reviewing and assessing annually the performance of the Nominating and Governance Committee and the adequacy of the Nominating and Governance Committee Charter; and

•	reviewing and assessing annually the performance of the Board and the Company’s Chief Executive Officer.

The Board has determined that each member of the Nominating and Governance Committee is independent as defined in applicable NASDAQ listing standards.

The Audit, Compensation and Nominating and Governance Committees are each governed by a written charter approved by the Board. A copy of each committee’s charter is available on our website at www.provcorp.com under “Investor Information.” Providence intends to disclose any amendments to these charters required by the SEC or listing standards of NASDAQ at the same location on our website.

Director Nomination Process

Director Qualifications

Nominees for director will be selected on the basis of outstanding achievement in their careers and other factors including: board experience; education; whether they are independent under applicable NASDAQ listing standards and the SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; experience in the healthcare and social services industry and knowledge about the issues affecting the healthcare and social services industry; and willingness to devote adequate time to Board and committee duties. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of Providence and our stockholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand Providence’s financial statements.

Director Nominee Selection Process

In the case of an incumbent director whose term of office is set to expire at the next annual meeting of stockholders, the Nominating and Governance Committee reviews such director’s service to Providence during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves. To become a nominee, an incumbent director must also submit an irrevocable resignation to the Board that is contingent upon (a) that director receiving less than a majority of the votes cast in the uncontested election, and (b) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The incumbent director must also complete and submit a questionnaire with respect to his/her background and execute a written representation and agreement, or the Director/Prospective Director Agreement.

The Director/Prospective Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements and represent that the director or nominee, if elected, would be in compliance with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Company, and also provides for the immediate resignation of a director if such person is found by a court of competent jurisdiction to have breached the Director/Prospective Director Agreement in any material respect.

In the case of a new director candidate, the selection process for director candidates includes the following steps:

•	identification of director candidates by the Nominating and Governance Committee based upon suggestions from current directors and executives and recommendations received from stockholders;

•	possible engagement of a director search firm;

•	interviews of candidates by the Nominating and Governance Committee;

•	reports to the Board by the Nominating and Governance Committee on the selection process;

•	recommendations by the Nominating and Governance Committee; and

•	formal nominations by the Board for inclusion in the slate of directors at the annual meeting.

New director candidates must also complete and submit a questionnaire with respect to his/her background and execute a Director/Prospective Director Agreement.

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for director candidates. Director candidates recommended by stockholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Governance Committee has the sole authority to select, or to recommend to the Board, the nominees to be considered for election as a director.

The officer presiding over the annual meeting of stockholders, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and Providence’s amended and restated bylaws. Under Providence’s amended and restated bylaws, a stockholder who desires to nominate directors for election at an annual meeting of stockholders must comply with the procedures summarized below. Providence’s amended and restated bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.2 to Providence’s Annual Report on Form 10-K filed with the SEC on March 12, 2010 or upon the stockholder’s written request directed to the Company’s General Counsel at the address given below. See “–Stockholder Nominations” below for a description of the procedures that must be followed to nominate a director.

Stockholder Nominations

According to Providence’s amended and restated bylaws, nominations by stockholders for directors to be elected at a meeting of stockholders which have not previously been approved by the Board must be submitted to our Secretary in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, at 64 East Broadway Blvd, Tucson, Arizona 85701, not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 60th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 60th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company.

Each notice of nomination is required to set forth:

As to each person whom the stockholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation and employment of such person;

•

the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

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all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant. A “Stockholder Associated Person” is, with respect to any stockholder, (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of Common Stock of the Company owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person; and

•	an irrevocable resignation of the type required of incumbent directors, a questionnaire regarding his-her background and an executed Director/Prospective Director Agreement.

As to the stockholder giving the notice:

•	the name and record address, as they appear on the Company’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person.;

•

(a) the class, series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (b) any derivative instrument (as defined in the amended and restated bylaws) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, (d) any short interest (as defined in the amended and restated bylaws) indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (e) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, (f) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, must be supplemented by such stockholder and any Stockholder Associated Person not later than 10 calendar days after the record date for the meeting to disclose such ownership as of the record date);

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a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder;

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any material interest of such stockholder or any Stockholder Associated Person in the election of such nominee, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom;

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a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the person and/or (2) otherwise to solicit proxies in support of the election of such person;

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a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the notice;

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whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder;

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any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for the election of directors in a contested electionpursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

In the event that a special meeting of stockholders is called for the election of directors, a stockholder’s nomination must be delivered to the Company not earlier than the close of business on the 120th calendar day prior to the date of the special meeting and not later than the close of business on the later of the 60th calendar day prior to the date of the special meeting, or, if the first public disclosure made by the Company of the date of the special meeting is less than 70 days prior to the date of the special meeting, not later than the 10th calendar day following the day on which public disclosure is first made of the date of the special meeting. The stockholder submitting a notice of nomination with respect to the election of directors at a special meeting must include, in its timely notice, the same information as set forth above.

A majority of the Board may reject any nomination by a stockholder not timely made or otherwise not made in accordance with the terms of the Company’s amended and restated bylaws. If a majority of the Board reasonably determines that the information provided in a stockholders notice does not satisfy the informational requirements in any material respect, the Secretary of the Company will promptly notify such stockholder of the deficiency in writing. The stockholder will then have an opportunity to cure the deficiency by providing additional information to the Secretary of the Company within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the stockholder, as a majority of the Board reasonably determines. If the deficiency is not cured within such period, or if a majority of the Board reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements in any material respect, then a majority of the Board may reject such stockholder’s nomination.

Compensation of Non-Employee Directors

As compensation for their service as directors of the Company in 2013, each non-employee member of the Board received a $79,200 annual stipend. For service as committee Chairs, the Chairs of the Audit Committee and Compensation Committee each received an additional stipend of $39,600 and the Chair of the Nominating and Governance Committee received an additional stipend of $26,400. For service as Chairman of the Board, the Chairman of the Board received an additional stipend of $52,800. Payment of the annual stipends was made on a monthly basis in advance of each month of service. No additional payments were made to non-employee members for participating in Board and committee meetings.

On June 7, 2013, each non-employee member of the Board then serving, other than Mr. Shackelton, received an award of equity-based compensation under our 2006 Plan consisting of 12,500 shares of restricted Common Stock. The restricted stock vests in three equal installments on the first, second and third anniversaries of the date of grant. Additionally, on June 7, 2013, in lieu of compensation payable to Mr. Shackelton for his service to the Board as a director, Coliseum Capital Partners, L.P. was granted 12,500 stock equivalent units, which vest in three equal installments on the first, second and third anniversaries of the date of grant. Coliseum Capital Partners, L.P. was additionally granted 12,500 stock equivalents units on June 7, 2013, which vest in three equal annual installments beginning on January 21, 2014. This grant was made in compensation of Mr. Shackelton’s services as a director beginning in 2012.

Non-employee directors are also reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and meetings of Board committees.

2013 Director Compensation Table

	Fees Earned or	Stock	Option
	Paid in Cash	Awards(1)(2)	Awards (1)(3)	Total
Name	($)	($)	($)	($)
Christopher S. Shackelton (4)*	158,400	688,750	-	847,150
Richard Kerley*	118,800	344,375	-	463,175
Kristi L. Meints*	118,800	344,375	-	463,175

*	Committee Chair

(1)

On June 7, 2013, Mr. Kerley and Ms. Meints were awarded 12,500 shares of restricted stock under the 2006 Plan. The aggregate grant date fair value of the restricted stock awarded to each non-employee director was $344,375. The aggregate grant date fair value of the restricted stock was computed in accordance with the Financial Accounting Standards Board’s, or FASB Accounting Standards Codification (“ASC”) Topic 718-Compensation-Stock Compensation, or ASC 718. For a discussion of valuation assumptions, see Note 10, Stock-Based Compensation Arrangements, of our Annual Report on Form 10-K for the year ended December 31, 2013. Other than the 6,650 and 12,500 shares of restricted stock awarded to each non-employee director in 2011 and 2012, respectively, and the 12,500 shares of restricted stock awarded to each non-employee director described above, there were no other stock awards outstanding as of December 31, 2013 that were previously granted to the non-employee members of the Board. As of December 31, 2013, two thirds of the 6,650 shares of restricted stock were vested, one third of the 12,500 shares of restricted stock granted in 2012 were vested and none of the 12,500 shares of restricted stock granted in 2013 were vested.

(2)

On June 7, 2013, Coliseum Capital Partners, L.P. was granted 12,500 stock equivalent units, which vest in three equal installments on the first, second and third anniversaries of the date of grant. Coliseum Capital Partners, L.P. was additionally granted 12,500 stock equivalents units on June 7, 2013, which vest in three equal annual installments beginning on January 21, 2014. The aggregate grant date fair value of the stock equivalent units was computed in accordance with ASC 718 and totaled $688,750. None of the stock equivalent units granted in 2013 were vested as of December 31, 2013.

(3)

The following table sets forth the number of outstanding unexercised options to purchase shares of Common Stock and the associated exercise price and grant date fair value held by each non-employee director as of December 31, 2013. All outstanding options were fully vested as of December 31, 2013 with the exception of those options that were granted to each non-employee director in May 2011 that vest in one-third increments on the first, second and third anniversaries of the grant date:

		Number of stock options
Grant	Exercise	Richard	Kristi L.
Date	Price	Kerley	Meints
1/19/05	$20.30	-	10,000
1/3/07	$24.59	-	10,000
6/9/08	$26.14	-	10,000
12/6/05	$28.47	-	10,000
6/14/10	$16.35	-	7,814
5/17/11	$14.16	2,000	2,000

	Total	2,000	49,814

(4)

All of Mr. Shackelton’s compensation for service on the Board inures to the benefit of Coliseum Capital Management LLC (of which Mr. Shackelton is a Managing Partner) pursuant to this entity’s policy regarding Mr. Shackelton’s service on the board of companies in which it has an equity interest.

Under the Company’s stock ownership guidelines, as amended, non-employee directors are expected to own shares of our Common Stock with a value equal to three times their annual stipend.

Pursuant to the amended stock ownership guidelines, the following will count towards meeting the required holding level:

•	Shares held directly or indirectly;

•	Any restricted stock or stock units held under our Equity-Based Program (whether vested or unvested); and,

•	Shares owned jointly with or in trust for, their immediate family members residing in the same household.

Compliance with the established holding level requirement as determined under the guidelines is required by December 31, 2014. Once the ownership requirement has been achieved, the non-employee directors are free to sell shares of our Common Stock above the required holding level. The grant date fair value of each award will be used to determine whether a director meets the required holding level. In the event a non-employee director does not achieve his or her holding level set forth above or thereafter sells shares of our Common Stock in violation of the stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Providence. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Providence with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than ten percent beneficial stockholders of Providence complied with applicable Section 16(a) requirements during the year ended December 31, 2013 other than Herman Schwarz who reported a disposition transaction late on a Form 4.

Certain Relationships and Related Transactions

Policy Regarding Certain Relationships and Related Transactions

Pursuant to its written charter, the Audit Committee has adopted a Related Person Transaction Policy that, subject to certain exceptions, requires the Audit Committee (or the chair of the Audit Committee in certain instances) to review and either ratify, approve or disapprove all “transactions” with “related persons,” which have the meanings given to such terms in Item 404(a) of Regulation S-K.

In determining whether to approve or ratify a transaction with a related person under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the transaction and take into account factors such as the related person’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the transaction. No director is to participate in the approval of a related person transaction for which he or she is a related person or otherwise has a direct or indirect interest.

The Audit Committee is also to review and assess ongoing related person transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.

Each year our directors and officers complete Directors’ and Officers’ Questionnaires, which, among other things, are designed to elicit certain information relating to transactions with the Company in which the officer or director or any immediate family member of such officer or director has a direct or indirect interest. These questionnaires are reviewed by our General Counsel and any such transactions or other related person transactions are brought to the attention of the Audit Committee as appropriate. We believe that our arrangements with CBIZ Benefits and Insurance Services, Inc. and VWP McDowell, LLC referred to below are no less favorable to us than those available to us from other entities providing such services.

Transaction with CBIZ Benefits and Insurance Services, Inc.

Providence uses CBIZ Benefits and Insurance Services, Inc., or CBIZ, a subsidiary of CBIZ, Inc., to administer and consult on its self-insured employee health benefits, 401(k) and deferred compensation plans. For 2013, CBIZ and its subsidiaries received fees paid by Providence of approximately $441,000 and commissions of approximately $160,000 paid by third parties related to business with Providence. Eric Rustand, Mr. Rustand's son, works for CBIZ. Eric Rustand, Senior Benefits Consultant for CBIZ, is the lead consultant on the employee health benefits plans for Providence. For 2013, Eric Rustand received approximately $105,000 in compensation from CBIZ related to CBIZ's business with Providence. The business relationship between Providence and CBIZ existed prior to Mr. Rustand becoming a member of the Board and will continue in 2014.

Transaction with VWP McDowell, LLC

LogistiCare (our wholly-owned subsidiary) operates a call center in Phoenix, Arizona. The building in which the call center is located is currently leased by LogistiCare from VWP McDowell, LLC, or McDowell, under an amended five-year lease that expires in 2014. For 2013, LogistiCare paid approximately $442,000 in lease payments (including taxes and common area maintenance charges) to McDowell. The lease terms provide a schedule of rental payments due to McDowell over the entire term of the lease. Logisticare entered into a new lease on the building commencing on July 1, 2014, with a termination date of June 30, 2024. For 2014, the monthly rental amounts due under the lease approximate $36,000. Steven Schwarz, Gregory Schwarz and Barry Schwarz, Mr. Schwarz’s brothers, each own 0.9%, 1.3% and 3.3% interest in McDowell, respectively. Michael Schwarz, Mr. Schwarz’s father is the trustee of MER Trust of which Mr. Schwarz and his brothers are beneficiaries and which has a 6.6% ownership interest in McDowell. In addition, Steven Schwarz owns a 50% interest in Via West Properties which is the managing member of McDowell. Via West Properties owns a 1.0% interest in McDowell. The original leasing arrangement between LogistiCare and McDowell existed prior to Mr. Schwarz becoming a Named Executive Officer of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Kerley (Chairperson) and Shackelton and Ms. Meints. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2013 was a current or former officer or employee of Providence, or engaged in certain transactions with us, which would be required to be disclosed by regulations of the SEC. There were no compensation committee “interlocks” during the fiscal year ended December 31, 2013, which generally means that none of Providence’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of our Board or as a member of our Board’s Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This Compensation Discussion and Analysis section, or CD&A, is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2013 executive compensation program and the compensation paid by the Company to the following named executive officers in 2013, referred to throughout this proxy statement as our Named Executive Officers;

•	Warren S. Rustand, Chief Executive Officer

•	Robert E. Wilson, Executive Vice President and Chief Financial Officer

•	Herman M. Schwarz, Chief Executive Officer of LogistiCare Solutions, LLC

•	Craig A. Norris, Former Chief Executive Officer of Human Services

•	Fred D. Furman, Former Executive Vice President and General Counsel

•	Leamon A. Crooms III, Former Chief Strategic Officer

Mr. Norris and Mr. Furman served as executive officers in the positions noted above through the end of our 2013 fiscal year. Mr. Furman resigned as an employee effective December 31, 2013 and Mr. Norris stepped down from his position effective March 14, 2014, as more fully discussed below. Mr. Crooms’ employment with the Company was terminated effective December 30, 2013. He is included as a Named Executive Officer as a result of the severance payments made to him in connection with his separation from the Company.

The Compensation Committee evaluates and approves compensation for our officers. As part of its responsibilities, the Compensation Committee approves and administers their cash compensation, equity compensation and supplementary benefits, as well as our retirement compensation programs. In deciding to continue with our existing executive compensation practices, the Compensation Committee has considered that the holders of over 93% of the votes cast at our 2013 annual meeting of stockholders on an advisory basis approved the compensation of our Named Executive Officers as disclosed in the proxy statement for that annual meeting.

Executive Summary

Our compensation programs are intended to align our executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing stockholder value. In line with our pay for performance philosophy as described below, the total compensation received by our executive officers will vary based on corporate performance measured against annual and long-term performance goals. Our executive officers’ total compensation is comprised of a mix of base salary, annual incentive compensation and long-term incentive awards.

Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As a result of its review process and in keeping with the Compensation Committee’s endeavor to more closely align our executive compensation structure with our stockholders’ interests and current market practices, the Compensation Committee implemented a policy, applicable beginning in 2012, that requires at least half of the equity-based compensation (based on the number of shares to be awarded annually) awarded to our executive officers to be performance based and measured over a multi-year performance period. Of the equity-based awards made in January and March 2013 under the Equity-Based Program for 2013 described below, performance restricted stock units represented approximately 80% of the total number of share based awards granted to our executive officers.

In 2013, our revenue remained consistent at $1.1 billion, with new contract wins and some contract terminations in both our non-emergency transportation services and human services segments. Our profitability increased considerably in 2013 due to reductions in transportation and general and administrative costs, a favorable effective tax rate related to equity compensation stock option exercises and the impact of the asset impairment charge in 2012. Our 2013 and 2012 financial performance was a determining factor in the compensation decisions and outcomes for 2013.

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EBITDA (earnings before interest, taxes, depreciation and amortization) is the key financial performance metric we use for annual cash incentive awards. Performance with respect to this metric exceeded our budgeted target for 2013, and as a result, the annual cash incentives based on this metric were awarded to our executive officers for 2013.

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EBITDA, diluted earnings per share and return on equity are the key financial performance metrics for equity-based awards. In determining the amount and type of equity-based awards to grant to each of our executive officers in 2013, the Compensation Committee considered, among other things, our financial performance as measured by these metrics for 2013 on an absolute basis as well as relative to the financial performance of a peer group of companies within our industry. The Compensation Committee allocated more than half of the equity-based compensation granted to the executive officers in 2013 to performance based restricted stock units. These restricted stock units, if earned based on the Company’s achievement of return on equity targets over a three year period established by the Compensation Committee discussed more fully below, will be settled in shares of the Company’s common stock.

In addition, as further discussed below, the Compensation Committee reviewed the analysis conducted by its compensation consultant (discussed further below) in determining the compensation packages of our executive officers in 2013. Based on this analysis, the Compensation Committee made some adjustments to the Named Executive Officers’ annual base salaries but chose not to change the target bonus opportunity for 2013.

The discussion and analysis that follows includes sections related to:

•	our compensation philosophy;

•	the forms of compensation paid during 2013 to each of our Named Executive Officers;

•	the Compensation Committee’s process for determining Named Executive Officer compensation; and

•	certain determinations made by our Compensation Committee with respect to the various components of our Named Executive Officers’ compensation.

References to “we”, “us” or “our” in this Compensation Discussion and Analysis refer to The Providence Service Corporation and not the Compensation Committee.

Compensation Philosophy

We believe that compensation programs offered to executives should support the achievement of our financial goals and the creation of long-term stockholder value. Accordingly, our guiding compensation principles focus on:

•	attracting and retaining high-performance leaders;

•	aligning the interests of our executives with those of our stockholders;

•	linking a meaningful portion of executive compensation to our financial performance; and

•	awarding a significant portion of compensation based on at-risk opportunity while aligning compensation with factors that typically have an impact on stock price performance.

Our compensation program is designed to create a collegial atmosphere that encourages executives to cooperate toward the achievement of short-term and long-term goals that benefit us and stockholders, while at the same time rewarding each executive’s individual contribution to our success. To achieve this objective, the Compensation Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of an annual cash bonus, and long-term incentive compensation in the form of equity, including performance based awards that may be settled in stock or cash, as determined from time to time.

We believe it is appropriate that the Named Executive Officers’ overall compensation package be competitive with the level of compensation provided by a peer group of companies with comparable executives. To achieve this objective, we target salaries and incentive opportunities at competitive levels of our peers based on the best available market data. Compensation opportunities for exceptional business performance are higher, as we may pay above the industry median to motivate, reward and retain performers who significantly exceed our company and individual goals. Additional factors the Compensation Committee takes into consideration in determining an executive’s compensation level include role, tenure, experience, skills and individual performance.

Forms of Compensation Paid to Named Executive Officers

We provide our Named Executive Officers with some or all of the following forms of compensation:

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Base salaries. Base salaries are an important element of compensation and are used to provide a fixed amount of cash compensation during the fiscal year to Named Executive Officers under their employment agreements as direct compensation for their regular services to us. Base salary increases are used to reward superior individual job performance of each Named Executive Officer on a day-to-day basis during the year and to encourage them to continue to perform at their highest levels. The base salaries of our executives are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities.

Base salaries take into consideration the Compensation Committee’s evaluation of the individual’s performance and level of pay compared to pay levels for similar positions within the Peer Group as defined below. Increases in base salaries are partially based upon individual performance after taking into account the amount we have budgeted for the year for potential merit increases in executive base salaries. They recognize the overall skills, experience and tenure in position of each Named Executive Officer and their responsibilities within, and expected contributions to, our company.

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Performance-Based Cash Bonuses under our Annual Incentive Compensation Program. Annual incentive compensation may be awarded to our Named Executive Officers in the form of cash bonuses. The purpose of such cash bonuses is to provide a direct financial incentive to the executives to achieve our company’s financial goals and their individual goals as measured by criteria and objectives set forth at the beginning of the year. Our Compensation Committee has adopted an annual incentive compensation program, or Annual Incentive Plan, which provides our Named Executive Officers with the opportunity to earn a cash bonus payment based on a targeted percentage of their base salaries if specific pre-determined performance measures are attained. We use these cash bonuses to reward Named Executive Officers for their short-term contributions to our performance, as measured by our ability to achieve specified financial and strategic targets within our overall operating plan.

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Discretionary Cash Bonuses. In addition to performance-based incentive bonuses earned under our Annual Incentive Plan, the Compensation Committee may also award discretionary cash bonuses to all or certain of the Named Executive Officers based on their individual performance and our overall performance, special or unusual circumstances or for motivation or retention reasons. No discretionary bonuses were awarded to the Named Executive Officers for 2013.

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Equity Grants under our Annual Equity-Based Compensation Program. Annual compensation may be awarded to our Named Executive Officers in the form of equity-based awards including performance restricted stock units settled in cash or stock that are performance based and measured with reference to our achievement of performance criteria established by the Compensation Committee. Each year we use equity grants under our 2006 Long-Term Incentive Plan, or the 2006 Plan, to ensure the focus of our Named Executive Officers on our key long-term financial and strategic objectives and to encourage them to take into account our stockholders’ long-term interests through ownership of our Common Stock or securities with value tied to our Common Stock. Our Compensation Committee has adopted an equity-based compensation program that recognizes the Named Executive Officers for their contributions to our overall corporate performance and provides a financial incentive to them to achieve our long-term goals. These awards can take the form of stock option grants, restricted stock awards and performance restricted stock units settled in cash or stock.

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Discretionary grants of equity compensation. In addition to equity grants under our Equity-Based Program, the Compensation Committee may also determine, on a case-by-case basis, when additional equity grants to Named Executive Officers are warranted due to individual or our overall performance, special or unusual circumstances or for motivation or retention reasons. These awards are also made under our 2006 Plan.

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Post-termination compensation. We offer all our employees, including our Named Executive Officers, the opportunity to participate in our ERISA-qualified 401(k) Plan. All Named Executive Officers are eligible to participate in this 401(k) Plan and to receive a Company match, subject to plan requirements and contribution limits established by the Internal Revenue Service, or IRS. In addition, to further advance our interests and our stockholder’s interests by enhancing our ability to attract and retain certain management, key employees and independent contractors who are in a position to make contributions to our success, we have adopted both a non-qualified deferred compensation plan, or Deferred Compensation Plan, in which our Named Executive Officers, other than Mr. Schwarz, may participate and a deferred compensation Rabbi Trust Plan, in which Mr. Schwarz is entitled to participate. Participants in these plans, each of which is intended to comply with the provisions of Section 409A of the Internal Revenue Code, may defer portions of their compensation in order to provide for future retirement and other benefits. Additionally, pursuant to our employment agreements with our Named Executive Officers, each Named Executive Officer is entitled to certain cash payments upon termination of their employment for certain reasons and upon termination of employment in connection with a change in control. Our Named Executive Officers are also entitled to the acceleration of certain of their equity awards upon a change in control.

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Perquisites and Other benefits. We provide a limited number of perquisites to our Named Executive Officers from time to time to provide them flexibility and increase travel efficiencies, allowing more productive use of their time. We also provide them with certain other benefits, including those generally available to all salaried employees as well as others which are not available to all salaried employees.

 Compensation Approval Process

The compensation of our Chief Executive Officer is determined and approved by the Compensation Committee. Our Chief Executive Officer annually reviews the performance of each Named Executive Officer, other than himself, relative to the annual performance goals established for the year. He then makes recommendations to the Compensation Committee with respect to all aspects of the compensation of the other Named Executive Officers, but does not participate in the final deliberations of the Compensation Committee with respect thereto. The Compensation Committee exercises discretion in modifying compensation recommendations relating to the other Named Executive Officers that were made by our Chief Executive Officer and approves all compensation decisions for the Named Executive Officers. Compensation paid to officers (other than our Named Executive Officers) as defined in Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, must also be approved by our Compensation Committee.

Executive Compensation Review Process

Competitive Positioning. In line with our compensation philosophy, the compensation program for our Named Executive Officers that was set by our Compensation Committee for 2013 was comprised of a mix of base salary, annual cash bonuses and long-term incentive compensation in the form of equity-based awards, as well as group medical and other benefits, participation in our Deferred Compensation Plan or Rabbi Trust Plan, as applicable, and 401(k) Plan and/or limited perquisites. In determining the base salary, targeted cash bonus under our Annual Incentive Plan and equity awards under our Equity-Based Program, referred to as “total targeted compensation,” for each of our Named Executive Officers for 2013, the Compensation Committee reviewed compensation levels for comparable executives among our peer companies prepared by our compensation consultant as well as published compensation survey data, recommendations made by our Chief Executive Officer with respect to the other Named Executive Officers, and various other factors specific to the individual executive and then used its discretion to set compensation for individual executive officers, including our Chief Executive Officer, at levels warranted, in its judgment, by external, internal and/or individual circumstances.

The Compensation Committee has the authority under its charter to retain compensation consultants to assist it. In accordance with this authority, the Compensation Committee engaged Deloitte Consulting as its compensation consultant to provide information, analyses, and advice regarding matters related to the compensation of our Chief Executive Officer and other Named Executive Officers for 2013.

The Compensation Committee engaged Deloitte Consulting to perform a competitive compensation benchmarking analysis utilizing both Peer Group proxy statements and published survey data and a review of the executive officers’ annual incentive plan design (including the performance metrics and incentive payout opportunity) and equity based program. In addition, Deloitte Consulting provided relevant and timely information on regulatory, legislative and corporate governance topics that impact our executive compensation program. Further, Deloitte Consulting provided the Compensation Committee with recommendations for total direct compensation developed by it based upon a comparison of total direct compensation among the Peer Group, published survey sources and of comparable executive positions similar to our executive officers’ positions to achieve the objectives established by the Compensation Committee described above.

For 2013, the Compensation Committee considered the compensation practices of the Peer Group of companies within our industry with respect to each Named Executive Officer in determining such executive’s (a) total compensation opportunity, (b) base salary and (c) combined short-term and long-term incentive compensation. The Compensation Committee believes the total compensation provided to each Named Executive Officer was a reasonable competitive response to the growing employment opportunities for our executives within our industry and as a means to further align our executives’ interest with our stockholders’ interests. The companies comprising the Peer Group that the Compensation Committee considered when determining the compensation awarded to our Named Executive Officers for 2013 were:

•	Allied Healthcare International, Inc.	•	Healthways Inc.

•	Almost Family, Inc.	•	IPC The Hospitalist Company, Inc.

•	Amedisys Inc.	•	LHC Group, Inc.

•	Assisted Living Concepts Inc.	•	Metropolitan Health Networks Inc.

•	Capital Senior Living Corp.	•	National Healthcare Corp.

•	Chemed Corp.	•	Skilled Healthcare Group, Inc.

•	Emeritus Corp.	•	Sun Healthcare Group, Inc.

•	Five Star Quality Care Inc.	•	Sunrise Senior Living Inc.

•	Gentiva Health Services Inc.	•	The Ensign Group, Inc.

These companies are competitors for our business as well as executive talent and are companies of comparable size measured in terms of revenue. Consequently, we are using the same peers for financial and stock price performance comparisons that we use for executive compensation comparisons.

In addition to the Peer Group data compiled by Deloitte Consulting, the Compensation Committee also reviewed published compensation survey data provided by Deloitte Consulting for purposes of evaluating the compensation of our Named Executive Officers. This published compensation survey data represented a broader industry view than the Peer Group data and also encompassed healthcare services and social services organizations. The Compensation Committee used this market survey data as a means of comparing our executive compensation program as a whole, as well as the pay of individual executives if the jobs were sufficiently similar to make the comparison meaningful, and ensuring that our executive compensation as a whole is appropriately competitive, given our performance and size.

Factors Considered and Reviewed. In performing its duties, the Compensation Committee took into account a market benchmarking analysis provided by Deloitte Consulting, the recommendations of Deloitte Consulting and several other factors in determining the actual compensation of our Named Executive Officers, including that of our Chief Executive Officer, for 2013. These other factors included the financial performance of the Company weighed against the external and internal nature of the factors contributing to those results, the executive officer’s individual job performance, responsibilities, experience and long-term potential. In addition, the Compensation Committee also considered relative individual tenure in position and relative internal equity among the Named Executive Officers. Ultimately, the Compensation Committee members took into account all of these factors and data and applied their own professional judgment in determining their recommendations and decisions on the total target compensation, the design of the annual incentive and long-term incentive awards and internal equity for the Named Executive Officers for 2013.

Each of the components of our Named Executive Officers’ total targeted compensation serves to meet one or more of our compensation objectives and each element of compensation is determined within the parameters established by the Compensation Committee. As a result of the foregoing consideration and review, the Compensation Committee determined that no increase in total targeted compensation would be necessary for our Named Executive Officers for 2013 in order to be competitive with the level of compensation provided by the Peer Group to comparable executives.

 The Compensation Committee takes into account the estimated accounting (pro forma expense) and the tax impact of all material changes to the executive compensation program and discusses such matters periodically during the year. Generally, an accounting expense is accrued over the relevant service period for the particular pay element (generally equal to the performance period) and we realize a tax deduction upon the payment to the executive.

Determinations Made Regarding Executive Compensation for 2013

Base Salary. For 2013, the Compensation Committee reviewed the base salary amounts for each executive to ensure that they were competitive with the Peer Group base salary levels. In determining the base salary amounts for 2013 for each executive, the Compensation Committee also considered the internal comparisons of pay within the executive group as well as each of the executive’s individual job performance and the financial performance of the Company in 2012. The base salaries for Messrs. Wilson and Furman for 2013 remained the same as those fixed by the Compensation Committee for 2012 at $400,000 and $407,000, respectively. In determining the base salary amounts for each of Messrs. Rustand, Norris, Schwarz and Crooms, the Compensation Committee considered the compensation data for the Peer Group and internal comparisons of pay within the executive group. The base salary for Mr. Rustand’s service as interim Chief Executive Officer remained the same as that fixed by the Compensation Committee for 2012 at $59,900 per month for the period of January 1, 2013 through May 6, 2013. Upon appointment as our Chief Executive Officer as of May 7, 2013, the base salary for Mr. Rustand was fixed at $590,000 per year, adjusted for the ratable period from May 7, 2013 through December 31, 2013. For 2013, the Committee decreased Mr. Norris’ annual base salary by 6% to $432,000 and increased Mr. Schwarz’s annual base salary by 3% to $432,000 in March 2013. These adjustments in base salary were designed to realign Mr. Norris’ fixed cash compensation with the competitive range of the peer group reviewed and with respect to Mr. Schwarz to promote internal equity. Mr. Crooms’ salary was reduced to $300,000 in March 2013.

Annual Incentive Cash Compensation. For 2013, each of the Named Executive Officers (except for Mr. Wilson), was granted an opportunity to earn a portion of the incentive, or performance-based, cash bonus based upon pre-established performance targets under an annual incentive plan approved at the beginning of 2013 (the “Annual Incentive Plan”). The amount of the potential incentive cash bonus that may have been earned by Mr. Rustand was targeted at 50% of his salary for the period January 1, 2013 through May 6, 2013, and targeted at 75% of his base salary for the period May 7, 2013 through December 31, 2013. The amounts that may have been earned by each of Messrs. Norris, Schwarz, Furman and Crooms were targeted at 75% of base salary. Messrs. Rustand, Norris, Schwarz, Furman and Crooms were also entitled to earn an additional bonus of up to 25% of their respective base salaries through sharing 20% of the amount, if any, by which EBITDA of the Company exceeded the EBITDA target, after expensing all compensation. Twenty percent of any such excess would be distributed pro-rata among Messrs. Rustand, Norris, Schwarz, Furman and Crooms, subject to the cap of 25% of each such individual’s base salary. The performance-based incentive was based on our achievement of an EBITDA measure established for such purpose at the beginning of the year.

Mr. Wilson was eligible to receive incentive cash compensation for 2013 under his employment agreement equaling 50% of his base salary if the Company achieved its 2013 budgeted EBITDA.

The Compensation Committee believes the Annual Incentive Plan provides a reasonable incentive to our executives to achieve and exceed strategic objectives and financial performance targets established by the Board and that it further aligns the interests of our Named Executive Officers with our and our stockholders’ interests and enhances stockholder value.

With respect to the financial performance portion of the Annual Incentive Plan, the Compensation Committee approved the use of an EBITDA related measure for purposes of determining award amounts for 2013 with the payout percentages discussed above. Budgeted EBITDA of $51.0 million for 2013 was established by the Compensation Committee as the Target level for purposes of the Annual Incentive Plan and Mr. Wilson’s incentive compensation.

The budgeted EBITDA for 2013 was determined by executive management and approved by the Board. Performance below the Target level would have resulted in no incentive cash compensation on the determination date under the financial performance based incentive. Payment of any cash bonus under the financial performance based incentive is paid only to the extent the EBITDA targets are attained after expensing all compensation. For 2013, our actual EBITDA exceeded our budgeted EBITDA by an amount sufficient to achieve the maximum annual incentive payment, which was paid to the Named Executive Officers.

Equity-Based Compensation.

Annual Equity-Based Compensation Program. In determining the amount of equity-based compensation to award each executive officer, the Compensation Committee considers the prior year’s financial performance, our stock price performance relative to the performance of the Peer Group and each executive officer’s annual compensation relative to the annual compensation of similar executives of the Peer Group.

Under the Equity-Based Program for 2013, each of the Named Executive Officers (except for Messrs. Rustand and Wilson) received, upon approval by the Compensation Committee on March 28, 2013, equity-based awards under the 2006 Plan equal in value to approximately $497,000, $497,000, $366,000 and $195,000 for Messrs. Norris, Schwarz, Furman and Crooms, respectively. The equity-based awards consisted of the number of shares of restricted stock and number of cash settled performance restricted stock units, or PRSUs, as set forth in the table below.

	Restricted
Executive	Stock	PRSUs

Norris	5,374	21,495

Schwarz	5,374	21,495

Furman	3,962	15,849

Crooms	2,109	8,437

Total	16,819	67,276

Of the total number of shares granted to the Named Executive Officers under the Equity-Based Program for 2013, the restricted stock and performance restricted stock units represented a mix of 20% and 80%, respectively. The restricted stock awards will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, provided that the recipient is employed by us on each vesting date.

Vesting of the performance restricted stock units, or PRSUs, is subject to performance-based conditions, as described below. Each vested PRSU will be settled through the issuance of a share of our company’s common stock. Vesting criteria for PRSU awards require employment with our company throughout the performance period through and including December 31, 2015 as well as achievement of the performance goal.

The number of PRSUs that vest and are settled in stock will be dependent on the achievement of return on equity (determined by the quotient resulting from dividing our audited consolidated net income for the performance period by our average stockholders’ equity), or ROE, targets established by the Committee for the performance period described below. The Committee has established threshold and target levels of ROE for the cumulative ROE achieved by our company for the period beginning January 1, 2013 and ending December 31, 2015. Stock represented by the PRSUs, if earned, will be issued on or between March 1, 2016 and March 15, 2016. The Committee will certify in writing the ROE level achieved for the performance period on March 1, 2016 or as soon thereafter as the Committee is provided with our audited financials, but in no event later than March 15, 2016 (such date referred to as the Settlement Date). In addition, such certification will occur immediately prior to the settlement.

The number of PRSUs corresponding to the ROE level achieved, if any, will be settled by issuing an equal number of shares of our common stock to each of the Named Executive Officers on the Settlement Date. The following are the payout percentages for the ROE target levels set by the Compensation Committee.

•	33% of each tranche of the PRSUs will be awarded if we achieve an ROE equal to or greater than 12%, or Threshold, for the respective performance period; and,

•	100% of each tranche of the PRSUs will be awarded if we achieve an ROE equal to or greater than 15%, or Target, for the respective performance period.

In addition, in the event of a change in control (as defined in the 2006 Plan) of our company during any performance period, the PRSUs will be deemed earned by each executive and settled in cash at the Target level established by the Committee and paid to the executive within the number of days set forth in the Form of Performance Restricted Stock Unit Agreement.

A significant portion of equity-based compensation for 2013 was awarded to the Named Executive Officers based on our financial performance for 2012, measured in terms of EBITDA, return on equity and total stockholder return on an absolute basis as well as compared to the financial performance of the Peer Group. The Compensation Committee also considered the longer term retention and incentive benefits provided by the restricted stock and PRSUs in determining the amount of equity-based compensation to award in 2013.

Discretionary Equity-Based Compensation. On May 7, 2013 the Compensation Committee awarded 4,732 shares of restricted stock and 18,926 PRSUs to Mr. Rustand under the 2006 Plan equal in value to approximately $442,000. This discretionary award was made in connection with Mr. Rustand assuming the position of Chief Executive Officer of the Company.

On June 7, 2013, the Compensation Committee awarded 1,452 additional shares of restricted stock and 5,808 additional PRSUs to Mr. Crooms under the 2006 Plan equal in value to approximately $200,000. This discretionary award was made in connection with awards of restricted stock to other key employees involved in business development activities in recognition of their efforts in growing and expanding our business.

Policy Regarding the Timing of Equity Award Grants. The Compensation Committee makes its decisions regarding the number of stock options, shares of restricted stock and PRSUs to be awarded to the Named Executive Officers without regard to the effects that the release of our financial results might have on our stock price. Moreover, the exercise price of the options granted and the value of the restricted stock and/or PRSUs awarded are not known until after the close of regular trading on NASDAQ on the day the Compensation Committee meets, as the exercise price per share for option grants and the per share value of the stock and PRSU awards are equal to the closing market price of our Common Stock on the date of grant.

In addition to the annual grants of performance restricted stock units and restricted stock that typically are made in the first six months of each year to the non-employee members of the Board and the Named Executive Officers (and other executive officers throughout the year), such equity awards may be granted at other times during the year to new hires and employees receiving a promotion and in other special circumstances. Our policy is that only the Compensation Committee may make such grants to persons subject to the reporting requirements of Section 16 under the Exchange Act, or Section 16 Officers.

Post-Retirement Compensation.

401(k) Plans. All Named Executive Officers are eligible to participate in our 401(k) Plan and to receive a company match, subject to plan requirements and contribution limits established by the IRS. We provide matching contributions under our plan for participants of our human services operating segment equal to 10% of participant elective contributions up to a maximum amount of $400. At the end of each plan year, we also may make a contribution on a discretionary basis on behalf of participants who have made elective contributions for the plan year. In 2013, we contributed $400 on behalf of each of Messrs. Norris, Schwarz, Furman and Crooms. Messrs. Rustand and Wilson elected not to participate in our 401(k) plan.

Deferred Compensation. All of our Named Executive Officers, other than Mr. Schwarz, are eligible to participate in our Deferred Compensation Plan, which was put in place to compensate for the inability of certain of our highly compensated employees to take full advantage of our 401(k) plan. Participants in this plan may defer up to 100% of their base salary, service and performance based bonuses, commissions or Form 1099 compensation in order to provide for future retirement and other benefits. In addition, pursuant to the terms of the Deferred Compensation Plan, we may make discretionary credits to participants’ deferred compensation accounts. Participants are fully vested immediately in all amounts deferred by them and any discretionary credits made by us to their deferred compensation account. We may make additional other credits to the participant’s deferred compensation account for which the vesting will be determined at the time of grant. Participants may select from several fund choices and their deferred compensation account increases or decreases in value in accordance with the performance of the funds selected. A participant may receive a distribution from the plan upon a qualifying distribution event such as separation from service, disability, death, change in control or an unforeseeable emergency, all as defined in the plan. Distributions from the Deferred Compensation Plan are made in cash upon a qualifying distribution event. Distributions from the Deferred Compensation Plan may, as determined by the participant at the time permitted under the Deferred Compensation Plan, be made in a lump sum, annual installments or a combination of both. The Deferred Compensation Plan is intended to be an unfunded plan administered and maintained by us primarily for the purpose of providing deferred compensation benefits to participants.

As of December 31, 2013, none of our Named Executive Officers has elected to participate in our Deferred Compensation Plan.

Under the Rabbi Trust Plan, which was established for highly compensated employees of our NET Services operating segment, participants may defer up to 10% of their base salary and all or a portion of their annual bonus. The amount of compensation to be deferred by each participant will be credited to the participant’s account and the value of the participant’s account will be determined in accordance with the Rabbi Trust Plan. The committee administering the Rabbi Trust Plan determines which investment alternatives are available under the Rabbi Trust Plan. If the committee designates more than one investment alternative to measure the value of each account, a participant is required to select one or more investment alternatives to calculate the adjustments to be credited or debited to his or her account. A participant may receive a distribution from the plan upon the occurrence of certain distribution events such as disability, death, retirement or termination of employment, all as defined in the Rabbi Trust Plan. Payment of distribution, other than in connection with death or termination of employment prior to retirement, will be made in cash in either a lump sum or annually up to 10 years as selected by the participant. If a participant does not make an election, the distribution will be payable annually over three years. In the event of death prior to retirement or termination of employment, with or without cause, the distribution will be made in one lump sum payment. The Rabbi Trust Plan is unfunded and benefits are paid from our general assets under the Rabbi Trust Plan.

Mr. Schwarz is eligible to participate in our Rabbi Trust Plan, but as of December 31, 2013, he was not a participant in this plan.

Change in Control and Severance Arrangements and Severance Payments in 2013.

We have entered into employment agreements with each of our Named Executive Officers. The following discussion describes the change in control provisions and severance arrangements of the employment agreements with the Named Executive Officers. Under these employment agreements, each Named Executive Officer is entitled to a severance payment upon the termination of his employment under certain circumstances and to a payment upon a change in control.

The employment agreements for Messrs. Schwarz, Norris, Furman and Crooms in effect in 2013 provided for a severance benefit in the event the executive is terminated by us without “Cause” or by the executive officer for “Good Reason” (each as defined in the executive’s employment agreement), or if the employment agreement is not extended or a new employment agreement is not entered into upon the expiration of the employment agreement. The severance benefit to which the executive will be entitled following such termination is equal to one and one half times the executive officer’s base salary then in effect; provided that prior to the date on which such benefit is paid the executive executes a general release in favor of us. In connection with the termination of their positions with the Company in 2013, Messrs. Furman and Crooms received severance payments of $610,500 and $450,000, respectively, pursuant to their employment agreements.

Certain payment provisions of these employment agreements are also triggered by a “Change in Control,” which is defined in the employment agreements, and an ensuing negative employment event. See “Potential Payments Upon Termination or a Change in Control – Change in Control Payments.” In the case of a Change in Control, other than Messrs. Rustand and Wilson, the benefit (which will not include an excise tax gross-up) payable to each Named Executive Officer would be calculated as follows:

Named Executive Officer	Multiple of the average of the executive’s annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs

Craig A. Norris (1)	Two times

Herman M. Schwarz	Two times

Fred D. Furman	Two times

Leamon A. Crooms III	One and one half times

(1) Mr. Norris ceased to serve as an executive officer in 2014 and thus is no longer entitled to this change in control benefit.

In connection with his appointment as Chief Executive Officer in May 2013, the Company entered into a two year employment agreement with Mr. Rustand. If Mr. Rustand is terminated without “Cause”, as defined by his employment agreement, he will be entitled to a severance benefit equal to his base salary that would have been paid from the date of termination through May 2015, or, if greater, a payment of six months of base salary, and any bonus earned for the prior completed fiscal year, but not yet paid, and a pro-rata portion of any bonus earned for the then fiscal year through the date of termination; provided that prior to the date on which such benefit is paid the executive executes a general release in favor of us. If such termination occurs in connection with or following a change in control, Mr. Rustand will be entitled to (i) the greater of his base compensation through May 2015 or 50% of the annualized amount if his base compensation and (ii) a pro-rata portion of his bonus, assuming the Company’s achievement of the specified performance milestones.

In September 2013, the Company entered into an employment agreement with Mr. Wilson. The agreement provides that if he is terminated without “Cause,” as defined by his employment agreement, Mr. Wilson will be entitled to receive his monthly base salary through December 31, 2014 and any bonus earned for the prior completed fiscal year, but not yet paid, and a pro-rata portion of any bonus earned for the then fiscal year through the date of termination; provided that prior to the date on which such benefit is paid the executive executes a general release in favor of us. If such termination occurs in connection with or following a change in control, Mr. Wilson will be entitled to (i) the greater of his base compensation through December 31, 2014 or 50% of the annualized amount if his base compensation and (ii) a pro-rata portion of his bonus, assuming the Company’s achievement of specified EBITDA milestones.

The Compensation Committee considered certain legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that would have triggered payments under the employment agreements noted above. Potential payments to executives upon the occurrence of the events noted above did not impact the Compensation Committee’s decisions regarding other compensation elements.

Other Benefits and Perquisites.

During 2013, our Named Executive Officers received, to varying degrees, a limited amount of other benefits, including certain group life, health, medical and other non-cash benefits generally available to all salaried employees. In addition, we also pay for the premiums of certain health and dental benefits for their families and additional disability and life insurance premiums on their behalf, which are not available to all salaried employees. We also provide certain perquisites to our Named Executive Officers, primarily relating to travel. More detail on these benefits and perquisites may be found elsewhere in this proxy statement’s “Executive Compensation” section, in the table footnotes under the heading “Summary Compensation Table.”

Discussion of 2013 Compensation for Our Chief Executive Officer

In determining the compensation for Mr. Rustand upon his assuming the position of Chief Executive Officer, the Compensation Committee considered his compensation arrangement applicable during his service as interim Chief Executive Officer and compensation levels of Chief Executive Officers of our peers. The Compensation Committee made the determination of Mr. Rustand’s total targeted compensation based on his contributions in furtherance of our and our stockholders’ interests and level of responsibility and the Compensation Committee’s intent of setting total targeted compensation for Mr. Rustand to be competitive with that of the Peer Group for comparable positions.

Mr. Rustand’s base salary for 2013 was set at $59,500 per month in connection with his service as interim Chief Executive Officer, from January 1, 2013 through May 6, 2013, which was unchanged from the previous year. Upon appointment to Chief Executive Officer, Mr. Rustand’s base salary was set at $590,000 per year, of which he received a pro rata portion from May 7, 2013 through December 31, 2013. Mr. Rustand’s salary level was competitive with the Peer Group for chief executive officer positions and reflected the Compensation Committee’s assessment of his individual job performance to date and the Company’s financial performance in 2012.

In May 2013, the Compensation Committee awarded Mr. Rustand equity-based compensation in the amount of approximately $442,000 under the Equity-Based Program consisting of an award of 4,732 shares of restricted stock and 18,926 PRSUs that, if earned, would be settled in shares of common stock. The restricted stock will vest in three equal annual installments commencing one year from the date of grant, provided that Mr. Rustand is employed by us on each vesting date. The Compensation Committee awards equity-based compensation each year based in part on the Company’s prior year financial performance.

Compensation Decisions for Fiscal Year 2014

In March 2014, the Compensation Committee approved the pay for performance compensation plan for the Named Executive Officers then employed by the Company for fiscal year 2014, which has features designed to compensate the Company’s executives for financial performance focusing on return on equity, as well as actual performance compared to budgeted performance. On March 14, 2014, Mr. Norris stepped down from his position as Chief Executive Officer of the Company’s Human Services business segment and is currently employed “at will” as a senior advisor. In connection with these changes, Mr. Norris received severance of $648,000 under his employment agreement and Mr. Norris is no longer eligible for compensation under the Company’s long-term incentive plan. For 2014, the base salaries for Mr. Rustand, Wilson and Schwarz were not changed. The Compensation Committee again approved an annual incentive cash compensation bonus plan similar to that for fiscal 2013. Under the 2014 cash bonus program, executives will be entitled to awards based on corporate performance measures. The Committee chose to tie the Named Executive Officers eligibility to earn cash bonuses to the Company’s corporate financial performance as a whole and approved the use of EBITDA as the applicable measure. The amount of potential incentive cash bonus that may be earned by each of Messrs. Rustand and Schwarz is targeted to 75% of their respective base salaries. Further, they are each entitled to earn an additional bonus of up to 25% of their respective base salaries by sharing 20% of the amount, if any, by which EBITDA of the Company exceeds the EBITDA target set by the Committee, after expensing all compensation. Any such excess amount available will be distributed prorata among these Named Executive Officers and one other employee participating in the plan. Mr. Wilson does not participate in this annual cash bonus plan. His bonus eligibility is defined by the employment agreement entered into with him in September 2013.

As previously disclosed by the Company, in March 2014, the Committee also awarded time vested restricted stock (representing 20% of the equity based compensation based on the number of shares awarded) and stock settled PRSUs (representing 80% of the equity based compensation based on the number of shares awarded) to Messrs. Rustand and Schwarz. The restricted stock will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, provided that the recipient is employed by the Company on each vesting date. Vesting of the performance restricted stock units and their settlement in stock will depend on achievement of targeted return on equity for a performance period beginning January 1, 2014 and ending December 31, 2016.

Stock Ownership Guidelines for Named Executive Officers

On January 13, 2012, the Compensation Committee amended the stock ownership guidelines for our Named Executive Officers. We believe that promoting stock ownership aligns the interests of our Named Executive Officers with those of our stockholders and provides strong motivation to build stockholder value. Under the amended stock ownership guidelines, our Chief Executive Officer is expected to own shares of our Common Stock with a value equal to three times his annual base salary and each of our other Named Executive Officers are expected to own shares of our Common Stock with a value equal to two times their respective annual base salaries.

Pursuant to the amended stock ownership guidelines, the following will count towards meeting the required holding level:

•	Shares held directly or indirectly;

•	Any restricted stock or stock units held under our Equity-Based Program (whether vested or unvested);

•	Shares owned jointly with or in trust for, their immediate family members residing in the same household; and,

•	Shares held through our Deferred Compensation Plan or Rabbi Trust Plan.

Compliance with the established holding level requirement as determined under the amended guidelines is required by December 31, 2014. Once the ownership requirement has been achieved, the executive officers are free to sell shares of our Common Stock above the required holding level. In determining whether the executive meets the required holding level, the stock ownership guidelines were amended to require use of the grant date fair value for such purpose. In the event a Named Executive Officer does not achieve his holding level set forth above or thereafter sells shares of our Common Stock in violation of the stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances.

Hedging and Pledging Prohibition

We have a policy that prohibits employees and the Board from engaging in any hedging or monetization transactions, or other financial arrangements that establish a short position in our Common Stock or otherwise are designed to hedge or offset a decrease in market value. In addition, we have a policy that prohibits our executive officers and the Board from pledging our Common Stock as collateral for a loan or for a margin account.

Policy on Restitution

It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.

Limitations on Compensation Tax Deduction

Under Section 162(m) of the Code, we may not take a tax deduction for compensation paid to any Named Executive Officer (other than our Chief Financial Officer) that exceeds $1 million in any year unless the compensation is “performance-based.” While the Compensation Committee endeavors to structure compensation so that we may take a tax deduction, it does not have a policy requiring that all compensation must be deductible and it may, from time to time, authorize compensation that is not tax deductible.

Compensation Committee Report

The Compensation Committee of the Board operates under a written charter and is comprised entirely of directors meeting the independence requirements of NASDAQ listing requirements. The Board established this committee to discharge the Board’s responsibilities relating to compensation of our Chief Executive Officer and each of our other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies, and benefit programs as they affect the Chief Executive Officer and other executive officers.

The Compensation Committee has reviewed and discussed with Providence’s management the preceding section entitled “Compensation Discussion and Analysis.” Based on this review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report through filing of this proxy statement.

Compensation Committee

Richard Kerley (Chairperson)	Kristi L. Meints	Christopher Shackelton

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid by us for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2013, 2012 and 2011 to our Named Executive Officers, which group is comprised of (1) our Chief Executive Officer, (2) our Chief Financial Officer, (3) each of our three other most highly compensated executive officers employed on December 31, 2013 and (4) one executive officer that terminated prior to December 31, 2013, who was one of the three most highly compensated executive officers during the fiscal year ended December 31, 2013:

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5)(6)(7) ($)	Total ($)
Warren S. Rustand	2013	633,619	123,238	205,281	-	386,329	44,357	1,392,824
Chief Executive Officer	2012	89,250	-	-	159,827	-	2,370	251,447

Craig A. Norris	2013	439,500	-	230,521	-	432,000	21,770	1,123,791
Former Chief Executive Officer	2012	462,000	-	392,640	-	46,200	31,065	931,905
of Human Services	2011	462,000	-	488,760	139,489	92,400	31,146	1,213,795

Herman M. Schwarz	2013	428,069	-	230,521	-	432,000	14,699	1,105,289
Chief Executive Officer of	2012	418,000	-	742,745	-	41,800	22,443	1,224,988
LogistiCare Solutions, LLC,	2011	418,000	-	429,960	139,489	83,600	23,714	1,094,763
our wholly-owned subsidiary

Fred D. Furman	2013	407,000	-	198,608	-	407,000	674,623	1,687,231
Former Executive Vice President	2012	407,000	-	270,693	-	40,700	70,075	788,468
and General Counsel	2011	407,000	-	313,510	139,489	81,400	71,320	1,012,719

Robert E. Wilson	2013	400,000	200,000	-	-	-	30,383	630,383
Chief Financial Officer	2012	50,000	-	-	410,691	-	3,922	464,613

Leamon A. Crooms III	2013	307,500	-	183,281	-	225,000	452,995	1,168,776
Former Chief Strategic Officer

(1)	Includes amounts contributed to our 401(k) Plan by each executive officer.

(2)

This column shows the aggregate grant date fair value of the restricted stock and PRSUs awarded in 2013, 2012 and 2011 in accordance with FASB ASC 718. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards Table” and “Outstanding Equity Awards” table. The grant date fair values have been determined based on the assumptions set forth in our Annual Reports on Form 10-K for the years ended December 31, 2013, 2012 and 2011 (Note 10, Stock-Based Compensation Arrangements). Each of the Named Executive Officers (except for Messrs. Rustand in 2012, and Wilson in 2012 and 2013) were granted a number of PRSUs in 2013, 2012 and 2011 subject to certain performance conditions. The amounts included in this column for the PRSUs granted in 2013, 2012 and 2011 are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC 718. During 2013, approximately $126,368 in compensation expense was recorded for the awards granted in 2013, no compensation expense was recorded in 2013 or 2012 for the awards granted in 2012. The grant date fair value of the PRSU award granted in 2013 to each of Messrs. Rustand, Norris, Schwarz, Furman and Crooms assuming the maximum level of performance will be achieved totaled approximately $353,916, $397,443, $397,443, $293,048 and $316,011, however, amounts included in the table above reflect the threshold level of performance. Certain of the Named Executive Officers have received cash settlement for earned PRSUs granted in 2010 corresponding to the ROE level achieved by us for 2011 equal to 17.13%, which was between the Threshold and Maximum levels established by the Compensation Committee. Payment of the PRSU amounts was equally divided into three tranches corresponding to the required vesting period (described below). Cash payments were made on March 12, 2012 (the settlement date for these awards) in the amounts of $292,272, $236,841, and $127,659 to Messrs. Norris, Schwarz and Furman, respectively. The second tranche was paid on March 15, 2013 and the third tranche was paid on March 14, 2014. Amounts paid are not reflected in the table above.

(3)

This column reflects the aggregate grant date fair value of options awarded in 2012 and 2011 in accordance with FASB ASC 718. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards Table” and “Outstanding Equity Awards” table. The grant date fair values have been determined based on the assumptions set forth in our Annual Reports on Form 10-K for the years ended December 31, 2012 and 2011 under the notes indicated above in note (2).

(4)	The amounts in this column reflect cash incentive awards made to the Named Executive Officers under the Annual Incentive Plan for 2013, 2012 and 2011.

(5)

We provide the Named Executive Officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are included in this column. For 2013, the amounts in this column include the following:

•

We paid health, dental, life and disability insurance premiums on behalf of Messrs. Rustand, Norris, Schwarz, Furman, Wilson and Crooms in the following amounts, respectively: $1,206, $21,371, $12,844, $17,688, $13,980 and $2,595.

•	Matching contributions by us under our retirement savings plan were made on behalf of Messrs. Norris, Schwarz, Furman and Crooms in the amount of $400 each.

•

We paid insurance premiums under two insurance plans that we provided for Mr. Rustand with aggregate coverage of up to $3.1 million. We paid $43,151 in aggregate premiums on these policies on behalf of Mr. Rustand in 2013. In addition, we paid insurance premiums under separate insurance plans we provided for Messrs. Schwarz and Furman with coverage of up to $1.0 million and $810,000, respectively. We paid premiums on these policies on behalf of Messrs. Schwarz and Furman in the amounts of $1,455 and $8,371, respectively, in 2013.

(6)	In addition to amounts disclosed in note (5) above, this column also includes the incremental value of perquisites for the Named Executive Officers detailed in the following table.

		Company
		Apartment	Travel
	Year	(a) ($)	(b) ($)	Total ($)

Fred D. Furman	2013	18,995	18,668	37,663
Former Executive Vice President
and General Counsel

Robert E. Wilson	2013	-	16,403	16,403
Executive Vice President and
Chief Financial Officer

(a)

Mr. Furman resides and works outside of Arizona, but regularly commutes to our headquarters in Arizona. Included in “All Other Compensation” for Mr. Furman for the year ended December 31, 2013 were payments for expenses related to the cost to maintain an apartment for Mr. Furman when he works at our headquarters. We value this benefit based on the actual cost incurred to maintain an apartment for Mr. Furman in Arizona.

(b)

For the year ended December 31, 2013, we paid $18,668 and $16,403 for transportation and other travel related expenses for Messrs. Furman and Wilson, respectively, to commute to the corporate office. We value this benefit based on the actual cost incurred for Messrs. Furman and Wilson to commute from their respective primary residencies to our corporate office.

(7)

In addition to amounts disclosed in notes (5) and (6) above, this column also includes payments for severance and other benefits of $610,500 and $450,000 paid to Messrs. Furman and Crooms, respectively, related to their departures from the Company on December 31, 2013 and December 30, 2013, respectively.

Grants of Plan Based Awards Table

The following Grants of Plan Based Awards table provides additional information about stock and option awards and non-equity incentive plan awards granted to the Named Executive Officers during the year ended December 31, 2013. The compensation plans under which the grants in the following table were made are described under the subheadings entitled “Determinations Made Regarding Executive Compensation for 2013 - Annual Incentive Cash Compensation” and “Determinations Made Regarding Executive Compensation for 2013 - Equity-Based Compensation” in the “Compensation Discussion and Analysis” section.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name (3)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock and Option Awards
Rustand
	(1)	-	289,747	386,329	-	-	-	-	-
	5/7/13	-	-	-	-	-	-	4,732	88,488
	5/7/13	-	-	-	6,309	-	18,926	-	116,792

Norris
	(1)	-	324,000	432,000	-	-	-	-	-
	3/28/13	-	-	-	-	-	-	5,374	99,365
	3/28/13	-	-	-	7,165	-	21,495	-	131,156

Schwarz
	(1)		324,000	432,000	-	-	-	-	-
	3/28/13	-	-	-	-	-	-	5,374	99,365
	3/28/13	-	-	-	7,165	-	21,495	-	131,156

Furman
	(1)		305,250	407,000	-	-	-	-	-
	3/28/13	-	-	-	-	-	-	3,962	101,903
	3/28/13	-	-	-	5,283	-	15,849	-	96,706

Crooms
	(1)		225,000	300,000	-	-	-	-	-
	3/28/13	-	-	-	-	-	-	2,109	38,995
	3/28/13	-	-	-	2,812	-	8,437	-	51,480
	6/7/13	-	-	-	-	-	-	1,452	40,003
	6/7/13	-	-	-	1,936	-	5,808	-	52,803

(1)

Amounts represent the target (payment made if the EBITDA criteria are met for the fiscal year) and maximum payouts (payment made if the EBITDA criteria are exceeded for the fiscal year) under the Annual Incentive Plan for 2013. The actual amounts earned by the Named Executive Officers in 2013 under the Annual Incentive Plan are set forth under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Amounts represent the Threshold and Maximum number of units eligible to be earned related to the PRSUs granted to each of the Named Executive Officers in 2013. The units will be settled in shares of common stock. The grant date fair value of the award is consistent with estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC 718.

(3)

Mr. Wilson is not included in the table above as no compensation was granted to him under the 2013 Incentive Compensation Plan. Mr. Wilson’s 2013 bonus was based on the terms of his employment agreement subject to the Company reaching its EBITDA target.

(4)

The number of shares shown in this column represents restricted stock awards made to the Named Executive Officers for 2013 under the Equity-Based Program. The grant date fair value of each of these awards was calculated in accordance with the provisions of FASB ASC 718. The grant date fair value of the award for Mr. Furman was recalculated on December 31, 2013 due to a modification of his award on that date.

Employment Agreements with the Named Executive Officers other than Warren S. Rustand and Robert E. Wilson

The following discussion and the discussion under the subheading below entitled “—Estimated Benefits Upon Termination or a Change in Control.” describe certain terms of the employment agreements with the Named Executive Officers other than Messrs. Rustand and Wilson. The discussion of the agreements with Messrs. Rustand and Wilson is set forth below under the subheading entitled “—Employment Agreements with Warren S. Rustand and Robert E. Wilson.”

On May 17, 2011, we entered into an employment agreement with Mr. Schwarz and we entered into amended and restated employment agreements with Messrs. Norris, Furman and Crooms in order to make the terms of their then existing employment agreements consistent with those of the employment agreement with Mr. Schwarz, collectively referred to as the Employment Agreements. The employment agreement with Mr. Schwarz commenced upon the expiration of the then existing employment agreement with him on December 6, 2011 and expires concurrently with the amended and restated employment agreements with the other Named Executive Officers on March 22, 2014. On March 24, 2014, we entered into a new substantially similar employment agreement with Mr. Schwarz. As discussed above Messrs. Furman and Crooms’ employment with the Company terminated on December 31, 2013 and December 30, 2013, respectively, and Mr. Norris stepped down from his position as an executive officer of the Company in March 2014.

The employment agreements had terms of three years (except for the agreement with Mr. Schwarz as noted above) with no automatic renewal. Among other things, the Employment Agreements include provisions for compensation and benefits (including term life insurance maintained by Providence for their benefit) for each executive officer and restrictive covenants as well as severance in the event of termination of employment under certain circumstances and a payment upon certain termination events in connection with or following a Change in Control (defined below). Details with respect to the severance and Change in Control provisions are set forth below under the subheading entitled “—Potential Payments Upon Termination or Change in Control.”

The annual base salary paid to each Named Executive Officer is reviewed at least annually by the Board and the Compensation Committee or other applicable committee of the Board in accordance with our compensation polices and guidelines and may be modified as a result of such review at the sole discretion of the Board and/or the Compensation Committee. In addition to an annual base salary during the term of the employment agreements, each Named Executive Officer is eligible to participate in any bonus plans or incentive compensation programs, if any, at a level consistent with his position and our policies and practices.

The employment agreements contain restrictive covenants providing for the employee’s non-competition, non-solicitation/non-piracy and non-disclosure. The term of the non-competition and non-solicitation covenants is for a period that includes the term of each of the employment agreements and for a period of 18 months after the employment agreement is terminated for any reason.

The employment agreements with Messrs. Furman and Crooms terminated upon their separation with the Company, other than certain provisions related to non-competition, non-solicitation, non-piracy and non-disclosure, intellectual property and non-disparagement, which by their terms survive termination. Mr. Norris’ employment agreement was modified in March 2014 to reflect his continuing status as an “at-will” employee of the Company.

Employment Agreements with Warren S. Rustand and Robert E. Wilson

Warren S. Rustand

Effective May 7, 2013, Mr. Rustand was appointed Chief Executive Officer and the Company entered into an employment agreement (“Rustand Employment Agreement”) with Mr. Rustand with a term through December 31, 2015. The Rustand Employment Agreement replaced a letter agreement that governed his employment as interim Chief Executive Officer, except for certain bonus provisions described below. Under the Rustand Employment Agreement, Mr. Rustand is entitled to an annual base salary of $590,000. In addition to an annual base salary during the term of the Rustand Employment Agreement, Mr. Rustand is eligible to participate in bonus plans or incentive compensation programs, if any, as may be in effect from time to time, at a level consistent with his position and with the Company’s then current policies and practices.

Effective May 7, 2013, Mr. Rustand was eligible to participate in a bonus program whereby he was paid a pro-rata portion (based on the number of days during the fiscal year following May 7, 2013) of an amount equal to seventy-five percent (75%) of his annual base salary upon the achievement of a financial performance target set by the Board for 2013 and a pro-rata portion of an additional amount equal to a portion of a pool equal to twenty percent (20%) of the amount by which the Company exceeds such financial performance target for 2013 up to twenty-five (25%) of Mr. Rustand’s annual base salary. Additionally, Mr. Rustand was entitled to receive a bonus equal to 50% of his annualized based compensation specified under the prior letter agreement which was calculated, paid and pro-rated based on the number of days elapsed commencing January 1, 2013 and through May 7, 2013.

Per the Rustand Employment Agreement, the Company will maintain term life insurance on the life of Mr. Rustand for a period of five years. Mr. Rustand will have the absolute right to designate the beneficiaries under his the policy. The Company will pay the premium for the shorter of (i) the period of five years commencing on the later of (a) the Effective Date or (b) the date the insurance goes into effect or (ii) the period Mr. Rustand is employed by the Company. Premiums in respect thereof will thereafter be paid by Mr. Rustand.

Mr. Rustand is also eligible to receive certain severance benefits in the event he is terminated by the Company without Cause (as defined by the Rustand Employment Agreement) including if such termination occurs in connection with or following a Change in Control.

If the sum of any lump sum payments due to Mr. Rustand would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), then such lump sum payment or other benefit due to Mr. Rustand will be reduced to the largest amount that will not result in receipt by him of a parachute payment.

The Rustand Employment Agreement contains restrictive covenants providing for Mr. Rustand’s non-competition, non-solicitation/non-piracy, non-disclosure and non-disparagement. The term of the non-competition and non-solicitation covenants is for a period that includes the term of the Rustand Employment Agreement, and for a period of two years after the Rustand Employment Agreement is terminated for any reason.

Robert E. Wilson

               Effective September 13, 2013, Mr. Wilson entered into an Employment Agreement (“Wilson Employment Agreement”). The term of the Wilson Employment Agreement extends to December 31, 2014.

           Mr. Wilson is entitled to an annual base salary of $400,000. In addition to the annual base salary during the term of the Wilson Employment Agreement, Mr. Wilson is eligible to receive an annual bonus in the amount of fifty percent (50%) of his base salary upon the achievement of one hundred percent (100%) of budgeted EBITDA performance for each of the 2013 and 2014 calendar years, as determined by the Board of Directors or the Compensation Committee of the Board.

           We will maintain term life insurance on the life of Mr. Wilson. Mr. Wilson has the absolute right to designate the beneficiaries under this respective policy. We will pay the premiums for a period commencing on the later of (a) the date of Mr. Wilson’s employment agreement or (b) the date the insurance goes into effect and expiring on the earlier of (i) the five year anniversary of commencement or (ii) upon termination of Mr. Wilson’s employment with us, at which time the policy would lapse or Mr. Wilson would have the option to take over the policy.

Mr. Wilson is eligible to receive certain severance benefits in the event he is terminated by the Company without Cause (as such term is defined in the Employment Agreement), including if such termination occurs in connection with or following a Change in Control.

If the sum of any lump sum payments due to Mr. Wilson following a Change of Control would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), then such lump sum payment or other benefit due to Mr. Wilson will be reduced to the largest amount that will not result in receipt by him of a parachute payment.

           The Wilson Employment Agreement contains non-competition, non-solicitation/non-piracy, non-disclosure and non-disparagement covenants. The non-competition and non-solicitation covenants apply during the term of the Wilson Employment Agreement and for a period of two years after the Wilson Employment Agreement is terminated for any reason.

2013 Annual Incentive Plan

Under the Annual Incentive Plan, as part of the mix of our Named Executive Officers’ total targeted compensation for 2013, each of the Named Executive Officers (except for Mr. Wilson, who received an award in the amount of $200,000, or 50% of his base annual salary) was granted an opportunity to earn a portion of the incentive, or performance-based, cash bonus. Under the Annual Incentive Plan, the amount of the potential incentive cash bonus that may be earned by each of Messrs. Rustand (for the period of May 7, 2013 through December 31, 2013), Norris, Schwarz, Furman and Crooms was targeted at 75% of his base salary with the potential to earn up to an additional 25% of base salary if the performance target was exceeded. Messrs. Rustand, Norris, Schwarz, Furman and Crooms received financial performance based incentive for 2013 totaling $386,329, $432,000, $432,000, $407,000 and $225,000, respectively. Mr. Crooms’ amount of $225,000 was set per the terms of his Separation and General Release Agreement. Additional information with respect to our Annual Incentive Plan is set forth earlier in this Executive Compensation section under the heading entitled “Compensation Discussion and Analysis — Determinations Made Regarding Executive Compensation for 2013–Annual Incentive Cash Compensation.”

Equity Arrangements

2006 Long-Term Incentive Plan

Our 2006 Plan is intended to advance our interests and that of our stockholders by providing for the grant of stock-based and other incentive awards to enhance our ability to attract and retain employees, directors, consultants, advisors and others who are in a position to make contributions to our success and any entity in which we own, directly or indirectly, 50% or more of the outstanding capital stock as determined by aggregate voting rights or other voting interests and encourage such persons to take into account ours and our stockholders’ long-term interests through ownership of our Common Stock or securities with value tied to our Common Stock. To achieve this purpose, the 2006 Plan allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons.

In August 2012, the stockholders approved amendments to the 2006 Plan, which included, among other things, the adoption of a fungible share plan design, a prohibition on liberal share counting and a prohibition on the issuance of dividend equivalent rights with respect to appreciation awards or unearned performance awards all as set forth in the 2006 Plan, as amended.

The Compensation Committee considers several factors to determine the timing, amount and type of awards to grant under our 2006 Plan including the achievement of financial performance measures established by the Board, base salaries and non-equity incentive compensation, and surveys of compensation data for comparable companies prepared by a consultant.

Under the 2006 Plan, the Compensation Committee has broad discretion to grant or award stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons.

As of December 31, 2013, we had a total of 2,385,910 unissued shares of Common Stock under the 2006 Plan, including 836,124 shares reserved for issuance upon the exercise of outstanding options and vesting of restricted stock and PRSU awards.

2013 Annual Equity-Based Program

Under the Equity-Based Program, as part of the mix of total targeted compensation that was set for our Named Executive Officers for 2013, each of the Named Executive Officers (except for Messrs. Rustand and Wilson) was entitled to receive equity-based awards under the 2006 Plan equal in value to approximately $496,800, $496,800, $366,300 and $195,000 for Messrs. Norris, Schwarz, Furman and Crooms, respectively.

Additional information with respect to our Equity-Based Program is set forth earlier in this “Executive Compensation” section under the heading entitled “Compensation Discussion and Analysis — Determinations Made Regarding Executive Compensation for 2013 — Equity-Based Compensation.”

Outstanding Equity Awards at December 31, 2013

The following table reflects the equity awards granted by us to the Named Executive Officers outstanding at December 31, 2013:

	Option Awards (1)				Stock Awards		PRSU Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)
Warren S. Rustand (7)
5/26/05	10,000	—	24.05	5/26/15	—	—	—	—
12/6/05	10,000	—	28.47	12/6/15	—	—	—	—
1/3/07	10,000	—	24.59	1/3/17	—	—	—	—
6/9/08	10,000	—	26.14	6/9/18	—	—	—	—
6/14/10	7,814	—	16.35	6/14/20	—	—	—	—
5/7/11	1,333	667	14.16	5/7/21	—	—	—	—
11/21/12	—	22,500	12.59	11/20/17	—	—	—	—
					13,705	352,493	6,309	162,259
Craig A. Norris
2/16/05	5,000	—	20.62	2/16/15	—	—	—	—
12/6/05	20,000	—	28.47	12/6/15	—	—	—	—
6/9/08	20,833	—	26.14	6/9/18	—	—	—	—
5/20/10	30,000	—	17.35	5/20/20	—	—	—	—
3/14/11	7,999	4,001	14.72	3/14/21	—	—	—	—
					18,903	486,185	7,165	184,284
Herman M. Schwarz
6/9/08	12,723	—	26.14	6/9/18	—	—	—	—
5/15/09	20,000	—	11.72	5/15/19	—	—	—	—
5/20/10	30,000	—	17.35	5/20/20	—	—	—	—
3/14/11	7,999	4,001	14.72	3/14/21	—	—	—	—
					34,663	891,532	7,165	184,284
Robert E. Wilson
11/21/12	30,000	30,000	12.59	11/20/17	—	—	—	—

Fred D. Furman
12/6/05	20,000	—	28.47	12/6/15	—	—	—	—
6/9/08	14,032	—	26.14	6/9/18	—	—	—	—
3/14/11	—	4,001	14.72	3/14/21	—	—	—	—

Leamon A. Crooms III
5/20/10	10,827	—	17.35	3/31/14	—	—	—	—
3/14/11	3,666	—	14.72	3/31/14	—	—	—	—

(1)

On December 6, 2005 and again on December 30, 2008, the Board, upon recommendation of the Compensation Committee, approved the acceleration of the vesting dates of all outstanding unvested stock options and restricted stock previously awarded to eligible directors, employees and consultants, including stock options and restricted stock awards granted to the Named Executive Officers effective December 29, 2005 and December 30, 2008, respectively. All other terms of the stock options and restricted stock remained the same.

(2)

The options expire ten years from the date of grant (except for the options granted to Messrs. Rustand and Wilson, which expire five years from the date of grant). The options have an exercise price equal to the closing market price of our Common Stock on the date of grant. Except for the options granted to Messrs. Rustand and Wilson, the options and restricted stock awards vest in three equal annual installments beginning one year from the date of grant. The options granted to Mr. Rustand vest at the end of his current term as director in 2014. The unvested options granted to Mr. Wilson will vest on December 31, 2014.

(3)	Represents unvested restricted stock awards that vest as follows:

Award	Grant Date	Vesting
Restricted Stock	3/14/11	1/3 per year beginning on the anniversary of the grant
Restricted Stock	1/13/12	1/3 per year beginning on the anniversary of the grant
Restricted Stock	3/22/12	1/3 per year beginning on the anniversary of the grant
Restricted Stock	3/28/13	1/3 per year beginning on the anniversary of the grant
Restricted Stock	5/7/13	1/3 per year beginning on December 31, 2013
Restricted Stock	6/7/13	1/3 per year beginning on the anniversary of the grant

(4)	The market value of the unvested restricted stock awards was calculated using the closing market price of our Common Stock on December 31, 2013.

(5)	Represents unvested performance restricted stock units granted during 2013, at the threshold performance level, that vest on December 31, 2015.

(6)	The market value of the unvested performance restricted stock units was calculated using the closing market price of our Common Stock on December 31, 2013.

(7)	The outstanding equity awards for Mr. Rustand include awards granted to him as both a director and executive officer.

Option Exercises and Stock Vesting Table

The following table provides additional information about the value realized by the Named Executive Officers on option award exercises and stock and PRSU award vesting during the year ended December 31, 2013.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Warren S. Rustand (2)	-	-	9,877	226,098
Craig A. Norris	-	-	10,559	185,350
Herman M. Schwarz	-	-	17,802	322,735
Fred D. Furman	66,824	522,129	17,050	365,320
Leamon A. Crooms III	-	-	2,818	53,790

(1)	Excludes vested PRSUs that were settled in cash on March 14, 2014 as follows:

Name	Number of Shares Vested (#)	Value Realized Upon Settlement ($)
Craig A. Norris	6,314	97,424
Herman M. Schwarz	5,116	78,947
Fred D. Furman	2,758	42,553

(2)	The number of shares acquired on vesting and value realized on vesting for Mr. Rustand include awards granted to him as both a director and executive officer.

Non-qualified Deferred Compensation

We maintain a Deferred Compensation Plan for our eligible employees and independent contractors or a participating employer (as defined in the Deferred Compensation Plan). Under the Deferred Compensation Plan participants may defer all or a portion of their base salary, service bonus, performance-based compensation earned in a period of 12 months or more, commissions and, in the case of independent contractors, compensation reportable on Form 1099. The committee administering the Deferred Compensation Plan determines which investment alternatives are available under the Deferred Compensation Plan. Each participant’s account(s) is/are measured by reference to various investment alternatives available under the Deferred Compensation Plan from time to time as selected by the participant. A participant directs the committee as to which investment alternative he or she has selected to measure his or her deferred compensation account. Each account will be valued on each day securities are traded on a national stock exchange based upon the performance of the investment alternative(s) selected by the participant. Generally, a participant elects in the participation agreement whether to receive the vested balance of his or her deferred compensation account in a lump sum or installments. Installment payments will be made annually over up to either a two- or 15-year period as set forth in the plan. Distributions may be made upon separation from service, disability, death or a change in control. There may also be in-service distributions, education distributions, de minimis distributions and unforeseen events distributions as provided for in the Deferred Compensation Plan. Payment may be delayed to the extent permitted in accordance with regulations and guidance under Section 409A of the Code, and the rulings and regulations thereunder. The Company may terminate the Deferred Compensation Plan at any time. The Deferred Compensation Plan is unfunded and benefits are paid from our general assets.

We also maintain a Rabbi Trust Plan for highly compensated employees of our NET Services operating segment. Under the Rabbi Trust Plan, participants may defer up to 10% of their base salary and all or a portion of their annual bonus. The amount of compensation to be deferred by each participant will be credited to the participant’s account and the value of the participant’s account will be determined in accordance with the Rabbi Trust Plan. The committee administering the Rabbi Trust Plan designates one or more investment alternative(s) solely as a method of calculating any earnings, gains, losses and other adjustments with respect to account balances credited to a participant’s account under the Rabbi Trust Plan. The account amount will be valued as of the close of business on the business day when the published or calculated value of the investment alternative(s) selected becomes effective generally, but not more frequently than once per business day. If the committee designates more than one investment alternative to measure the value of each account, a participant is required to select one or more investment alternatives to calculate the adjustments to be credited or debited to his or her account. Each participant’s account will be adjusted to reflect the investment performance of the selected investment alternative(s). No participant, beneficiary or heir shall have the right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable under the Rabbi Trust Plan. Distributions are made upon certain distribution events, as set forth in the Rabbi Trust Plan, such as disability, death, retirement or termination of employment. Payment of distribution, other than in connection with death or termination of employment prior to retirement, will be made in cash in either a lump sum or annually up to 10 years as selected by the participant. If a participant does not make an election, the distribution will be payable annually over three years. In the event of death prior to retirement or termination of employment, with or without cause, the distribution will be made in one lump sum payment. A participant has the right to apply to the committee for a hardship distribution in the event the participant incurs an unforeseeable emergency. Payment may be delayed to the extent permitted in accordance with regulations and guidance under Section 409A of the Code, and the rulings and regulations thereunder. The committee administering the Rabbi Trust Plan has the right to terminate the Plan. The Rabbi Trust Plan is unfunded and benefits are paid from our general assets under the Rabbi Trust Plan.

None of the Named Executive Officers have elected to participate in any of our deferred compensation plans.

Potential Payments Upon Termination or Change in Control

General

Each Named Executive Officer’s employment agreement provides for severance payments in the event of termination of employment under certain circumstances and a payment in the event of a Change in Control, none of which include excise tax gross-ups.

The receipt of the payments and benefits to the Named Executive Officers under the employment agreements are generally conditioned upon their complying with non-competition, non-solicitation/non-piracy and non-disclosure provisions. By the terms of such agreements, the executives acknowledge that a breach of some or all of the covenants described therein will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.

The Compensation Committee considered certain legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that will trigger payments under the employment agreements noted below.

Severance Payments

Each Named Executive Officer (except for Messrs. Rustand and Wilson) under their respective employment agreement is eligible to receive a severance benefit equal to one and one half times the executive officer’s base salary upon executing a general release in favor of us in the event of a termination of the executive officer either by us without Cause, or by the executive officer for Good Reason (each as defined below). Upon termination without Cause, Messrs. Rustand’s and Wilson’s employment agreements entitle them to severance equal to certain earned bonus payments and, in the case of Mr. Rustand, the greater of his base salary payable through the end of the agreement term or six months of his base salary, and, in the case of Mr. Wilson, his base salary through the end of the agreement term.

Under the employment agreements, “Cause” is defined as:

•

Fraud or theft committed by the employee against us or any of our subsidiaries, affiliates, joint ventures and related organizations, including any entity managed by us (collectively referred to as “Affiliates”), or commission of a felony; or

•	Gross negligence of the employee or willful misconduct by the employee that results, in either case, in material economic harm to us or our Affiliates; or

•

Breach of any provision by the employee of the Employment Agreement or breach of any fiduciary duty or duty of loyalty owed to us or our Affiliates, if such breach continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the Employment Agreement for Cause; or

•	Conduct of the employee tending to bring us or our Affiliates into public disgrace; or

•

Neglect or refusal by the employee to perform duties or responsibilities as directed by us, the Board or any executive committee established by the Board, or violation by the employee of any express direction of any lawful rule or regulation established by us or the Board or any committee established by the Board which is consistent with the scope of the employee’s duties under the Employment Agreement, if such failure, refusal, or violation continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the Employment Agreement for Cause; or

•	Commission of any acts or omissions by the employee resulting in or intended to result in direct material personal gain to the employee at our or our Affiliates’ expense; or

•	Employee materially compromises our or our Affiliates’ trade secrets or other confidential and proprietary information.

Cause does not include a bona fide disagreement over a corporate policy, so long as the employee does not willfully violate on a continuing basis specific written directions from the Board or any executive committee of the Board, which directions are consistent with the provisions of the Employment Agreement. Action or inaction by the employee is not considered “willful” unless done or omitted by him intentionally and without his reasonable belief that his action or inaction was in our or our Affiliates’ best interests, and does not include failure to act by reason of total or partial incapacity due to physical or mental illness.

Under the Employment Agreements, “Good Reason” is defined as:

•

The assignment to the employee by us of any duties inconsistent with the employee’s status with us or a substantial alteration in the nature or status of the employee’s responsibilities from those in effect on the effective date of the Employment Agreement, or a reduction in the employee’s titles or offices as in effect on the effective date of the Employment Agreement, except in connection with the termination of his employment for Cause or disability or as a result of the employee’s death, or by the employee other than for Good Reason, or our establishment of a new office to which the employee may be asked to report, or our hiring of a President or other officer which may result in the reassignment of some of the employee’s duties to someone in our employ below the level of the employee; or

•

A reduction by us in the employee’s base salary as in effect on the effective date of the Employment Agreement or as the same may be increased from time to time during the term of the employment agreement; or

•

The relocation of the employee to one of our offices located more than ninety (90) miles from their designated office location or, in the case of Mr. Schwarz, outside of the greater metropolitan area of Atlanta, GA; or

•

Any material breach by us of a material term or provision contained in the Employment Agreement, which breach is not cured within thirty (30) days following the receipt by the Board of written notice of such breach.

The table below includes a description and the amount of estimated payments and benefits that would be provided by us (or our successor) to each of the Named Executive Officers employed by us as of December 31, 2013, under the Employment Agreements, assuming that such agreement had been in effect and the termination circumstance occurred on December 31, 2013 and did not involve a Change in Control (as defined below):

	Reason for Termination of Employment
Named Officer and Nature of Payment	Voluntary by Executive $	Termination by Us without Cause or Termination by Executive for Good Reason (2) $	Cause $	Death $	Disability $
Warren S. Rustand:
Total cash payment	–	590,000	–	–	–
Cost of continuation of benefits	–	–	–	–	–
Value of accelerated stock option and stock awards (1)	–	–	–	–	–
Total	–	590,000	–	–	–

Craig A. Norris:
Total cash payment	–	648,000	–	–	–
Cost of continuation of benefits	–	–	–	–	–
Value of accelerated stock option and stock awards (1)	–	–	–	–	–
Total	–	648,000	–	–	–

Herman M. Schwarz:
Total cash payment	–	648,000	–	–	–
Cost of continuation of benefits	–	–	–	–	–
Value of accelerated stock option and stock awards (1)	–	–	–	–	–
Total	–	648,000	–	–	–

Robert E. Wilson:
Total cash payment	–	400,000	–	–	–
Cost of continuation of benefits	–	–	–	–	–
Value of accelerated stock option and stock awards (1)	–	–	–	–	–
Total	–	400,000	–	–	–

(1)	Except for the equity-based awards granted to each Named Executive Officer in 2013, 2012 and 2011, all equity awards were vested at December 31, 2013.

(2)	The employment agreements for Messrs. Rustand and Wilson do not provide for severance for termination by the executive for “Good Reason.”

Change in Control Payments

Certain payment provisions of the employment agreements are also triggered by a “Change in Control.” Under the Employment Agreements, a “Change in Control” is defined as an event or events, in which:

•

any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us or our subsidiaries, (ii) any fiduciary holding securities under our employee benefit plan or our subsidiaries, or (iii) any company owned by our stockholders), is or becomes the “beneficial owner” of 25% (50% in the case of Messrs. Rustand and Wilson) or more of our voting outstanding securities;

•

we consummate (i) mergers or consolidations as more specifically described in the Employment Agreements, (ii) a liquidation or (iii) the sale or disposition of all or substantially all of our assets; or

•	other than in the case of Messrs. Rustand and Wilson, a majority of our directors are replaced in certain circumstances during any period of two consecutive years.

Mr. Schwarz’s employment agreement also addresses a change in control of more than 50% of the combined voting power of the outstanding securities of Logisticare.

In the event of a Change in Control of the Company during the term of their employment agreements, and prior to the 24 month anniversary of the consummation date of the Change in Control (i) we terminate the executive’s employment without Cause, (ii) the executive terminates his employment for Good Reason, in lieu of any other amounts payable under the Employment Agreements, or (iii) the Employment Agreements expire by their terms and we do not offer to renew the agreement for an additional term to expire no earlier than the 24 month anniversary of the consummation date of the Change in Control, each of Messrs. Norris and Schwarz would receive a lump sum payment equal to two times the average of his annual W-2 compensation from us for the most recent five taxable years ending before the effective date of a Change in Control. The lump sum payment will be paid to the Named Executive Officer within ten days of his termination of employment following the Change in Control. Messrs. Rustand’s and Wilson’s employment agreements entitle them to receive (i) the greater of (a) annual base salary through the end of the term of the employment agreement or (b) fifty percent (50%) of annual base salary, and (ii) a pro-rata portion of any bonus earned prior to termination if a Change in Control occurs during the agreement term and after such Change in Control but prior to the end of the term, they are terminated without Cause.

Upon a Change in Control each of the Named Executive Officers is entitled to an accelerated vesting and payment of stock options, restricted stock and PRSU awards granted to that Named Executive Officer. However, if the sum of any lump payments, the value of any accelerated vesting of stock options and restricted stock awards, and the value of any other benefits payable to the Named Executive Officer, would constitute an “excess parachute payment” (as defined in Section 280G of the Code), then such lump sum payment or other benefit will be reduced to the largest amount that will not result in receipt by the Named Executive Officer of a parachute payment.

The following table quantifies the estimated maximum amount of payments and benefits under the Employment Agreements and agreements relating to awards granted under our 2006 Plan to which the Named Executive Officers employed by us as of December 31, 2013 would have been entitled upon a Change in Control of our Company that occurred on December 31, 2013 and termination of employment.

Name	Change in Control Payment ($)	Value of Accelerated Vesting of Equity Awards ($)	Total Termination Benefits (1) ($)
Warren S. Rustand	1,180,000	501,742	1,681,742
Craig A. Norris (2)	1,748,640	867,138	2,615,778
Herman M. Schwarz	1,004,216	874,665	1,878,881
Fred D. Furman	1,537,591	626,392	2,163,983
Robert E. Wilson	400,000	71,746	471,746

(1)	No value has been assigned to any provisions of the Employment Agreements that remain in force following the Change in Control.

(2)	Mr. Norris ceased to serve as an executive officer in 2014 and thus is no longer entitled to this change in control benefit.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules.

The Compensation Committee has considered that the holders of over 99% of the votes cast at our 2013 annual meeting of stockholders on an advisory basis approved the compensation of our named executive officers as disclosed in the proxy statement for that annual meeting.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” above, our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 24 for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our Named Executive Officers.

We believe that our executive compensation programs are structured in the best manner possible to support our company and our business objectives. The following are key characteristics of our executive compensation programs.

•	Our compensation programs are substantially tied into our key business objectives and the success of our stockholders.

•	A meaningful portion of the compensation we deliver to our executives is linked to our financial performance.

•	We maintain the highest level of corporate governance over our executive pay programs.

•

We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are consistent with market practices.

Our Compensation Committee has a long history of performance based pay practices and considers numerous factors when setting compensation for our Named Executive Officers including:

•	Budget to actual EBITDA, earnings per share and return on equity performance;

•	Total shareholder return as compared to a peer group of companies;

•	Goals and objectives set for each executive officer at the beginning of the year;

•	Total base salary, cash compensation and long-term incentive compensation relative to a peer group of companies; and

•	Recommendations of an independent third party executive compensation consultant.

Performance based portions of our executive compensation for any given year are awarded primarily based on the respective prior year financial performance. Our annual incentive cash compensation and equity-based compensation programs are designed to be performance-based incentives requiring achievement of the financial targets noted above and individual performance goals set by the Board. For example, the award of equity-based compensation in 2013 was granted to our Named Executive Officers in recognition of our financial performance for 2012 measured in terms of EBITDA, return on equity and total stockholder return on an absolute basis as well as compared to the financial performance of a peer group of companies.

 Our Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As a result of its review process, the Compensation Committee implemented a policy that requires at least half of the equity-based compensation (based on the number of shares to be awarded annually) awarded to our Named Executive Officers be performance based and measured over a multi-year performance period beginning in 2012.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Company values the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board unanimously recommends that you vote “FOR” the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 3 – AMENDMENT TO SECTION SIXTH OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Stockholders are requested to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to decrease the minimum number of directors to four. Our Certificate currently provides the number of directors that constitute the entire Board may not be less than five or more than eleven, with the exact number of directors to be determined from time to time by the Board. At present, the Board has set the number of directors at four, subject to approval by the stockholders of this amendment.

The Board believes it is in the stockholders’ best interests as a matter of corporate governance efficiency to decrease the minimum number of directors. The Board believes that a smaller board can promote more effective communications among board members and management and improve board decision making. The requirement to have a minimum of five directors at all times may impair our ability to identify and attract the highest quality director candidates as this requirement may cause us to engage in a search for new directors at inopportune times or without sufficient time to conduct the search in the event of an unexpected vacancy on our board of directors. Reducing the minimum required while continuing to allow a maximum of eleven directors will provide flexibility to the Board in strategic decision making and allow for better control of administrative costs.

By unanimous consent on April 28, 2014, subject to stockholder approval, the Board approved and recommended that stockholders approve an amendment to the first paragraph of Section SIXTH of the Certificate to read as follows:

“The Board of Directors shall consist of not less than four (4) and not more than eleven (11) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors.”

The Board of Directors shall continue to be divided into three classes as provided by Section SIXTH of the Certificate. If the decrease in the minimum number of directors is approved, the amendment will become effective upon its filing with the Delaware Secretary of State. If it is not approved, the minimum number of directors will remain at five.

The Board unanimously recommends that you vote “FOR” the amendment to section sixth of the Company’s Second Amended and Restated Certificate of Incorporation.

PROPOSAL 4 – AMENDMENT TO THE PROVIDENCE SERVICE CORPORATION 2006 LONG-TERM INCENTIVE PLAN

Annually, the Compensation Committee of our Board of Directors (the “Compensation Committee”) adopts a compensation plan that provides for a cash bonus tied to performance and addresses the grant of time-vesting restricted stock and performance-based restricted stock units (“PRSUs”). The time-vesting restricted stock and PRSUs are granted under the 2006 Plan, as described more fully below. However, the cash component is not currently awarded under the 2006 Plan or any other stockholder-approved plan. The Company believes that it would be advantageous to its stockholders if the Compensation Committee is provided with the discretion to structure annual cash bonuses in a manner that is exempt from the $1,000,000 deduction limitation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This requires shareholder approval of the amendment and restatement described below.

On April 19, 2006, the Board of Directors adopted The Providence Service Corporation 2006 Long-Term Incentive Plan, which was subsequently adopted by the Company’s stockholders. In May 2011 our stockholders reapproved the existing performance criteria under The Providence Service Corporation 2006 Long-Term Incentive Plan, and in August 2012, our stockholders approved amendments to The Providence Service Corporation 2006 Long-Term Incentive Plan, which included, among other things, the adoption of a fungible share plan design, a prohibition on liberal share counting and a prohibition on the issuance of dividend equivalent rights with respect to appreciation awards or unearned performance awards all as set forth in The Providence Service Corporation 2006 Long-Term Incentive Plan (collectively, the “2006 Plan”).

The 2006 Plan is intended to advance the interests of the Company and its stockholders by providing for the grant of stock-based and other incentive awards to enhance the Company’s ability to attract and retain employees, directors, consultants, advisors and others who are in a position (i) to make contributions to the success of the Company and of any entity in which the Company owns, directly or indirectly, 50% or more of the outstanding capital stock as determined by aggregate voting rights or other voting interests and (ii) to encourage such persons to take into account the long-term interests of the Company and its stockholders through ownership of Common Stock or securities with value tied to Common Stock. To achieve this purpose, the 2006 Plan allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, including restricted stock units, and performance awards to eligible persons.

Under Section 162(m) of the Code, in order for the Company to deduct compensation paid in any year to a “covered employee” that exceeds $1,000,000, such compensation must qualify as “performance-based.” Code Section 162(m) defines a covered employee as a company’s chief executive officer or any of such company’s three other most highly compensated executive officers who are named in the proxy statement, not including the chief financial officer. In order to qualify as performance-based compensation, the material terms of the performance goal under which the compensation is to be paid must be disclosed to and subsequently approved by the shareholders of the publicly held corporation before the compensation is paid. Therefore, in order for the Compensation Committee to have the discretion to structure all or part of the cash component of the compensation plan to qualify for the exemptions from the $1,000,000 deduction limitation imposed by Section 162(m) of the Code, the Company’s stockholders must approve the material terms of the performance goals relating to any such compensation.

The Compensation Committee has therefore adopted and is submitting for stockholder approval an amended and restated 2006 Plan (the “Amended 2006 Plan”) under which the primary changes involve authorizing the cash component of the compensation awards for covered employees to qualify for the performance-based exemption from the limitations of Section 162(m) of the Code. To that end, under the Amended 2006 Plan, the maximum amount payable under the cash component of the compensation award to any person in any fiscal year will be U.S. $750,000, and the Compensation Committee will have “negative discretion” to reduce performance-based compensation that would otherwise be payable. The Amended 2006 Plan also extends the term of the 2006 Plan to May 2019, which would be the next time the Company would need to seek stockholder approval of the Amended 2006 Plan in order for cash bonus and equity-based awards to qualify for exemption from Section 162(m) of the Code, assuming the Amended 2006 Plan is approved by our stockholders at this Annual Meeting.

As part of the Compensation Committee’s adoption of the Amended 2006 Plan, Warren Rustand, Herman Schwarz and Michael-Bryant Hicks each agreed that the performance-based cash award that the Company approved on March 7, 2014 for fiscal year 2014 will be conditioned on stockholder approval of the Amended 2006 Plan. These awards are more fully described in our Current Report on Form 8-K/A, which was filed with the Securities and Exchange Commission on May 28, 2014.

The following summary of principal features of the Amended 2006 Plan in this Proxy Statement is qualified in its entirety by the language in the Amended 2006 Plan, which is attached as Appendix A to this Proxy Statement. Stockholders should read the Amended 2006 Plan in its entirety.

Administration

The Compensation Committee administers the Amended 2006 Plan and has discretionary authority to operate, manage and administer the Amended 2006 Plan in accordance with its terms. The Compensation Committee determines participants who will be granted awards under the Amended 2006 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Compensation Committee is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the Amended 2006 Plan. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Administrator will exercise its discretion consistent with qualifying the award for that exception. The Compensation Committee interprets the Amended 2006 Plan and award agreements and has authority to correct any defects, supply any omissions and reconcile any inconsistencies in the Amended 2006 Plan and/or any award agreements. The Compensation Committee’s decisions and actions concerning the Amended 2006 Plan are final and conclusive.

Within the limitations of the Amended 2006 Plan and applicable law, the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other awards among such persons (other than officers of the Company) eligible to receive awards under the Amended 2006 Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) will have authorized the issuance of a specified number of shares of Common Stock under such awards and will have specified the consideration, if any, to be paid therefore; and (iv) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. References to Administrator in this summary of the principal features of the Amended 2006 Plan mean the Compensation Committee and persons delegated responsibilities under the Amended 2006 Plan. The Compensation Committee has delegated authority to Mr. Rustand, the Company’s Chief Executive Officer, to grant awards to key employees and consultants under this provision, subject to limitations.

The Compensation Committee must be comprised of two or more members of the Board, each of whom satisfies independence criteria of the applicable listing standards of The Nasdaq Stock Market, LLC, as an “outside” director within the meaning of Section 162(m) of the Code and is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. Currently, the members of the Compensation Committee are Mr. Kerley, Ms. Meints and Mr. Shackelton, each of whom is a director, but not an employee, of the Company.

Limits on Awards

The maximum number of shares of Common Stock that may be issued under the Amended 2006 Plan may not exceed, in the aggregate, 4,400,000 shares. Of the aggregate number of shares eligible for issuance under the Amended 2006 Plan, the number of shares of Common Stock that may be issued pursuant to incentive stock option (“ISOs”) is 800,000. The Amended 2006 Plan provides that for purposes of determining the number of shares of Common Stock available for delivery under the Amended 2006 Plan, (a) when a SAR is exercised, the full number of shares covered by the exercised portion of the SAR will be deducted from the shares available for delivery under the Amended 2006 Plan, if the SAR is settled in shares and (b) any shares subject to an award or portion of an award that is terminated, surrendered or cancelled will be available for future awards under the Amended 2006 Plan; however, shares used to pay the exercise price or required tax withholding for an award under the Amended 2006 Plan will not be available for future awards under the Amended 2006 Plan. In addition Amended 2006 Plan imposes further limitations on awards such that, except as set forth in the preceding sentence, shares that have been issued under the Amended 2006 Plan pursuant to an Award may not be returned to the Amended 2006 Plan and may not become available for future issuance under the Amended 2006 Plan. In furtherance of the foregoing, shares of Common Stock repurchased by the Company with proceeds collected in connection with the exercise of Stock Options will not be available for grant under the Amended 2006 Plan; provided, however to the extent an award is settled in cash rather than shares of Common Stock, such cash payment will not result in reducing the number of shares available for grant under the Amended 2006 Plan. Notwithstanding the foregoing, any shares of Common Stock subject to awards other than stock options or SARs will be counted against the limit set forth herein as follows: (i) with respect to awards granted under the Amended 2006 Plan on or after August 16, 2012 (the “Approval Date”), shares of Common Stock subject to each such Award will be counted as 1.39 shares for every one share subject to such award and will be counted as 1.39 shares for every one share subject to such award that is returned to (or deemed not to have been issued under) the Amended 2006 Plan and (ii) with respect to awards granted under the Amended 2006 Plan prior to the Approval Date and options and SARs granted after the Approval Date, shares of Common Stock subject to each such Award will be counted as one share for every one share subject to such award that is returned to (or deemed not to have been issued under) the Amended 2006 Plan.

To the extent consistent with Section 422 of the Code, if the Company or a subsidiary acquires or combines with another company, any awards that may be granted under the Amended 2006 Plan in substitution or exchange for outstanding stock options or other awards of the other company will not reduce the shares available for issuance under the Amended 2006 Plan. Common Stock delivered by the Company under the Amended 2006 Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the Amended 2006 Plan.

If this proposal is approved, the Amended 2006 Plan will also provide that and the maximum amount payable under cash-based Awards granted to any person in any fiscal year will be U.S. $750,000.

Participation

The Administrator may grant awards under the Amended 2006 Plan to employees, directors, consultants and advisors of the Company and its Affiliates (“Participants”). However, only employees of the Company and its subsidiaries will be eligible to receive ISOs under the Amended 2006 Plan.

Rules Applicable to Awards Granted Under the Amended 2006 Plan

The Administrator determines the terms of all awards, subject to the limitations provided under the Amended 2006 Plan. All awards are evidenced by an agreement approved by the Administrator. By accepting any award granted under the Amended 2006 Plan, the Participant agrees to the terms of the award and the Amended 2006 Plan. Notwithstanding any provision of the Amended 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified under the Amended 2006 Plan, as determined by the Administrator.

●

Term of the Amended 2006 Plan. The Amended 2006 Plan became effective upon stockholder approval on July 23, 2014 and will continue in effect until all shares of the Common Stock available under the Amended 2006 Plan are delivered and all restrictions on those shares have lapsed, unless the Amended 2006 Plan is terminated earlier by the Administrator. No awards may be made after July 23, 2019, but previously granted awards may continue beyond that date in accordance with their terms.

●

Transferability. ISOs and other awards under the Amended 2006 Plan generally may not be sold or otherwise transferred except by will or the laws of descent and distribution or the designated beneficiary of a deceased Participant. During the Participant’s lifetime the Administrator may permit awards other than ISOs and any related SARs to be transferred. In no event may awards be transferred for consideration.

●

Dividend Equivalents. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Common Stock subject to an award. The Amended 2006 Plan also provides that any dividend equivalent rights granted in connection with restricted stock, stock units, including restricted stock units, and performance awards will be held and will not be paid until the underlying restricted stock, stock units, including restricted stock units, and performance awards vests. In addition, no dividend equivalent rights may be paid with respect to stock options or SARS.

●

Section 409A of the Code. Awards under the Amended 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. If any provision of the Amended 2006 Plan or an award agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Amended 2006 Plan or award will be modified to maintain, to the maximum extent possible, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Notwithstanding any provisions of the Amended 2006 Plan or any award granted thereunder to the contrary, no acceleration may occur with respect to any award to the extent such acceleration would cause the Amended 2006 Plan or an award granted there under to fail to comply with Section 409A of the Code. Additionally, notwithstanding any provisions of the Amended 2006 Plan or an applicable award agreement to the contrary, no payment shall be made with respect to any award granted under the Amended 2006 Plan to a “specified employee” (as such term is defined for purposes of Section 409A of the Code) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Section 409A of the Code.

Stock Options and SARs

A stock option is the right to purchase a specified number of shares of Common Stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the Amended 2006 Plan. SARs may be granted under the Amended 2006 Plan alone or together with specific stock options granted under the Amended 2006 Plan. SARs are awards that, upon their exercise, give a Participant the right to receive from the Company an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of the Common Stock on the exercise date over the grant price of the SAR.

●

Duration of Options and SARs. The latest date on which an option or a SAR may be exercised is the tenth anniversary of the date the option (fifth anniversary in the case of an ISO granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the option or SAR was granted.

●

Vesting. The Administrator will fix the term during which each stock option or SAR may be exercised, but no stock option or SAR may be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in the Amended 2006 Plan or as expressly provided in an award agreement, one-third of each award of stock options or SARs will become exercisable upon one-year from the date of grant with the remaining portion of the award becoming exercisable in equal installments commencing on the second and third one year anniversaries of the date of grant. The Administrator may accelerate vesting of stock options and SARs.

●

Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by a payment required under the award.

●

Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each award requiring exercise is 100% (in the case of an ISO granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Common Stock subject to the award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other events described in Section 7 (d)(1) and (2) of the Amended 2006 Plan), the terms of any outstanding awards that are options or SARs may not be amended to reduce the exercise price without stockholder approval.

●

Payment of Exercise Price. The exercise price of any award granted under the Amended 2006 Plan may be paid in cash, shares of the Company’s Common Stock that have been outstanding for a least six months and that have a fair market value equal to the exercise price or any other method that may be approved by the Administrator, such as a cashless broker-assisted exercise, that complies with law.

Restricted Stock and Other Awards not Requiring Exercise

Restricted stock awards are shares of Common Stock that are awarded to a Participant subject to the satisfaction of the terms and conditions established by the Administrator. A recipient of restricted stock has the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock, unless the Administrator provides otherwise in the grant.

●	Consideration. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines.
●

Vesting. Restricted stock is granted subject to such restrictions on the full enjoyment of the shares as the Administrator specifies; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and will lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator specifies. The Administrator fixes the term during which each restricted stock award vests. Except as otherwise provided in the Amended 2006 Plan or as expressly provided in an award agreement, each award of restricted stock that vests over time will vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each award of restricted stock that vests based on the satisfaction of certain performance criteria established by the Administrator will begin vesting after the first anniversary of the date of grant.

Events Affecting Outstanding Awards

Events affecting outstanding awards include termination of employment, change in control, termination of awards and change in and distributions with respect to Common Stock.

●

Termination of Employment. In general, the treatment of an award upon termination of an employee Participant’s employment will be determined by the Administrator at the time of grant and specified in the document by which the award is granted, subject to the authority of the Administrator under the Amended 2006 Plan to modify or waive terms and conditions of the award. If the termination of employment is by reason of disability (as determined by the Administrator) or death subject to certain limitations of the Amended 2006 Plan and/or the award agreement: (A) stock options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s employment ceased as a result of disability or the third anniversary of the date on which the Participant’s employment ceased as a result of death, and (y) the date on which the award would have terminated had the Participant remained an employee and (B) the Participant’s unvested restricted stock and restricted stock units will immediately vest and become free of restrictions. If vesting or exercisability of an award is conditioned upon satisfaction of performance criteria that have not been satisfied at the time the Participant’s employment terminates by reason of disability or death, the award will terminate unless the Administrator exercises its authority under the Amended 2006 Plan to waive or modify the conditions of the award. If the termination of employment is for any reason other than disability or death of the Participant: (A) stock options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of employment will terminate immediately. Each such stock option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s employment ceased and (y) the date on which the Award would have terminated had the Participant remained an employee. The Company will have the right to reacquire the Participant’s unvested restricted stock at the lower of the Participant’s original purchase price, if any, for such Common Stock, and the fair market value of the Common Stock on the date of termination. If there was no purchase price, then the restricted stock will be forfeited. Restricted stock units will be forfeited.

●

Change in Control. Immediately prior to a change in control of the Company (as defined in the Amended 2006 Plan), but subject to any contrary law or rule or provision of an award agreement that is in effect under the Amended 2006 Plan prior to the change in control: (a) all outstanding stock options and SARs will become fully exercisable; (b) all restrictions applicable to outstanding restricted stock awards will lapse and (c) the delivery of shares of Common Stock deliverable under all outstanding awards of stock units will be accelerated, and the shares will be delivered. If vesting or exercisability of an award, or delivery of stock under an award, is conditioned upon satisfaction of performance criteria (as defined in the Amended 2006 Plan) that have not been satisfied at the time of the change in control, except as otherwise provided upon grant of the award, vesting, exercisability and delivery of Common Stock will not be accelerated by the change in control unless the Administrator exercises its authority under the Amended 2006 Plan to modify or waive terms and conditions of the award. The Administrator may also provide that any options or other awards cannot be exercised after or will be terminated after a change in control transaction. However, depending on the nature of the change in control transaction, payment of certain awards may be delayed to comply with Section 409A of the Code. If the change in control is one in which holders of Common Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all awards, equal in the case of each affected award to the excess, if any, of (i) the fair market value of one share of Common Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Common Stock subject to the award, over (ii) the aggregate exercise price, if any, under the award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Common Stock) and other terms, and subject to such conditions, as the Administrator determines.

●

Termination of Awards. Unless otherwise provided by the Administrator, each outstanding award other than restricted stock will terminate upon consummation of a “covered transaction” (as defined in the Amended 2006 Plan).

●

Change in and Distributions with Respect to Stock. In the event of any corporate event or transaction, such as a stock dividend, stock split, recapitalization or other change in the Company’s capital structure, the Administrator will adjust the number and kind of securities that can be delivered under the Amended 2006 Plan. In the event of distributions other than those described above, the Administrator, in its discretion may make adjustments under the Amended 2006 Plan to avoid distortion in the operation of the Amended 2006 Plan and preserve the value of awards.

Amendment and Termination

The Administrator at any time or times may amend the Amended 2006 Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Amended 2006 Plan as to any future grants of awards; provided, that except as otherwise expressly provided in the Amended 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an award so as to affect adversely the Participant’s right under the award, unless the Administrator expressly reserved the right to do so at the time of the award. The Administrator may not, without stockholder approval, (i) materially increase the number of securities that may be issued under the Amended 2006 Plan, or (ii) materially modify the requirements for participation under the Amended 2006 Plan. Any other amendment to the Amended 2006 Plan is conditioned upon stockholder approval only to the extent, if any, such approval is required by law or the applicable listing requirements of The Nasdaq Stock Market, LLC, as determined by the Administrator.

Awards Under the 2006 Plan

Information concerning options and restricted stock granted in 2013 to the Named Executive Officers is set forth under “Executive Compensation—2013 Grants of Plan Based Awards Table” above and to the directors is set forth under “Corporate Governance—Compensation of Non-Employee Directors” above. Options and restricted stock granted in 2013 were based on the number of options and amount of restricted stock available for issuance under the 2006 Plan at the time of grant. The following table sets forth certain information regarding options and restricted stock awards previously granted under the 2006 Plan as of the Record Date.

Name	Number of options	Amount of restricted stock	Amount of stock settled PRSUs
Fred D. Furman (1)	59,857	128,115	15,849
Craig Norris (2)	62,833	136,513	21,495
Herman M. Schwarz	74,723	64,949	35,271
Robert E. Wilson	60,000	-	-
Michael-Bryant Hicks	-	2,147	8,591
Michael Fidgeon	18,000	6,500	-
Richard A. Kerley	9,814	43,595	-
Kristi L. Meints	29,814	77,595	-
Warren S. Rustand	52,314	68,335	37,740
Christopher S. Shackelton	-	-	-
Executive Group (6 persons)	205,037	141,931	81,602
Non-executive Director and Director Nominee Group (3 persons)	39,628	121,190	-
Non-executive Officer Employee Group (206 persons)	822,346	118,404	5,808
Consultants (2 persons)	8,000	-	-
Former Board Members (4 persons)	95,442	111,735	-
Former Executives (6 persons)	245,380	352,283	20,053

(1) Mr. Furman resigned on December 31, 2013.

(2) Mr. Norris stepped down from his position as Chief Executive Officer of the Human Services business segment, effective March 14, 2014.

The Compensation Committee has also issued performance-based restricted stock units to the Named Executive Officers that can only be settled in cash. These awards do not count against the shares available for issuance under the 2006 Plan. Information concerning performance restricted stock units granted to the Named Executive Officers in 2013 is set forth under “Executive Compensation—Grants of Plan Based Awards Table” above and granted in 2014 is set forth in our Current Report on Form 8-K/A, which was filed with the Securities and Exchange Commission on May 28, 2014.

New Plan Benefits

If the Amended 2006 Plan is approved, the following cash bonuses will be made for 2014 (with 2013 cash bonus award levels being included because they would have occurred at the levels disclosed in this table, even if the Amended 2006 had been in effect in 2013):

Name	2013 Cash Bonuses (1)	2014 Target Cash Bonuses (Proposed)

Herman M. Schwarz	$432,000	$324,000
Michael-Bryant Hicks	-	$258,185
Warren S. Rustand	$386,329	$442,500

(1)

Mr. Furman and Mr. Norris received cash bonuses in 2013, however, Mr. Furman resigned on December 31, 2013 and Mr. Norris stepped down from his position as Chief Executive Officer of the Human Services business segment effective March 2014.

The foregoing awards will not occur if the Amended 2006 Plan does not receive approval at the Annual Meeting. It is not possible to determine the cash bonuses that could occur in future years, because they are subject to performance-based goals that the Compensation Committee determines in the first quarter of each fiscal year of the Company. Likewise, the amounts or types of future equity awards to be made to certain executive officers and key employees are not determinable at this time.

On June 10, 2014, the last sale price of the Common Stock was $37.85 per share as reported on the NASDAQ Global Select Market.

Reasons for the Proposed Amendment

Stockholders are being asked to approve the Amended 2006 Plan, because the affirmative vote of a majority of the votes properly cast at the Annual Meeting is required in order for annual cash bonus awards to be structured (if and to the extent desired in the Compensation Committee’s discretion) to qualify for the performance-based exemption from Code Section 162(m) limitations on the deductibility of performance-based cash bonus and equity-based compensation awards to certain executives.

If the stockholders do not approve the Amended 2006 Plan, then the cash component of any future compensation award to certain executive officers will not be exempt from Section 162(m) of the Code, and no performance-based cash awards for the fiscal year 2014 will be made to Warren Rustand, Herman Schwarz and Michael-Bryant Hicks.

The Board unanimously recommends that you vote “FOR” the adoption of our Amended 2006 Plan.

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013 was the firm of KPMG LLP. The Audit Committee of the Board has selected KPMG as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2014.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. If stockholders do not ratify the appointment, though it may nevertheless retain KPMG, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. In addition, even if the stockholders ratify the selection of KPMG, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE

Audit Committee Report

The Audit Committee of the Board consists of Messrs. Kerley and Shackelton and Ms. Meints. Ms. Meints is the Chairperson of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.provcorp.com under “Investor Information”.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of Providence’s internal control over financial reporting as of December 31, 2013, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework (1992). The Audit Committee has also reviewed and discussed with KPMG, the independent registered public accounting firm, its review and report on Providence’s control over financial reporting. Providence published these reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements of Providence for the fiscal year ended December 31, 2013. Management represented to the Audit Committee that Providence’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee also discussed with representatives of KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and the confirming letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from Providence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in Providence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 14, 2014.

The Audit Committee

Kristi L. Meints (Chairperson)	Richard Kerley	Christopher Shackelton

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees of Independent Registered Public Accounting Firm

Fees for professional services provided by KPMG, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2013 and 2012 in each of the following categories were:

	Fiscal Year Ended December 31,
	2013	2012
Audit fees	$1,096,212	$1,182,641
Audit related fees	$116,178	$-
Tax fees	$6,942	$6,863
All other fees	$63,346	$45,016
Total	$1,282,678	$1,234,520

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required quarterly reviews), the audit of the Company’s internal control over financial reporting, and other procedures normally required by the independent auditor in order to be able to form an opinion on the Company’s consolidated financial statements. Other procedures included consultations relating to the audit or quarterly reviews, and services performed by KPMG in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

Audit Related Fees. Audit related fees consisted of amount incurred for the stand alone audit of one of the Company’s subsidiaries.

Tax Fees. Tax fees consisted of amounts incurred for professional services rendered by KPMG for tax compliance and tax consulting in 2013 and 2012.

All Other Fees. Other fees consisted of fees incurred for services rendered by KPMG in 2013 and 2012 for the audit of information technology security and internal control over protected client health information related to our non-emergency transportation management services operating segment.

The Audit Committee has considered and determined that the services provided by KPMG were compatible with KPMG maintaining their independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee pre-approved all of the foregoing services provided to the Company by KPMG in fiscal years 2013 and 2012.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Pursuant to the proxy rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted within the Rule 14a-8 process for consideration at the Company’s Annual Meeting to be held in 2015 (the “2015 Annual Meeting”) will be February 17, 2015.

Pursuant to the amended and restated bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination at, the 2015 Annual Meeting of stockholders, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 64 East Broadway Blvd., Tucson, Arizona 85701, no earlier than the close of business on March 25, 2015, and not later than the close of business on May 24, 2015. Stockholders are also advised to review the Company’s amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

As to all such matters which the Company does not have notice on or prior to April 29, 2015, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2015 Annual Meeting to vote on such proposal.

OTHER MATTERS

On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matter to be raised at the Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Company’s 2013 Annual Report to Stockholders is being mailed to each stockholder with this Proxy Statement, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC. The 2013 Annual Report to Stockholders is not a part of the proxy solicitation materials.

The Company files reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. The Company’s SEC filings are also available on the SEC’s web site at http://www.sec.gov. Stockholders may also request additional copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, except for exhibits to the report, without charge, by submitting a written request to the Company’s Corporate Secretary at 64 East Broadway Blvd., Tucson, Arizona 85701.

HOUSEHOLDING

In order to reduce printing costs and postage fees, the Company has adopted the process called “householding” for mailing its annual report and proxy statement to “street name holders,” which refers to stockholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of the Company’s annual report and proxy statement, unless the Company receives contrary instructions from a street name holder at that address. The Company will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Company’s proxy statement and annual report at the same address, you may obtain additional copies by writing to the Company’s Corporate Secretary at 64 East Broadway Blvd., Tucson, Arizona 85701 or by calling (520) 747-6600. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.

On behalf of the Board of Directors

Warren S. Rustand
Director and Chief Executive Officer

June 16, 2014

Tucson, Arizona

Appendix A

 THE PROVIDENCE SERVICE CORPORATION

2006 LONG-TERM INCENTIVE PLAN

(as amended and restated effective July 23, 2014)

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the 2006 Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The 2006 Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain Employees, directors, consultants, advisors and others who are in a position to make contributions to the success of the Company and its Affiliates and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock or the potential to receive performance-based cash bonuses. The Plan is being amended and restated herein, effective upon its approval by the Company’s stockholders at their annual meeting on July 23, 2014, in order both to authorize cash-based Awards that are designed to qualify for the performance-based compensation exception under Section 162(m), and to extend the term of the Plan until July 23, 2019. If such stockholder approval is not obtained, this restatement shall be null and void, and the terms of the 2006 Plan prior to this amendment and restatement shall remain in full force and effect.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the 2006 Plan, to interpret the 2006 Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award (including applicable Performance Periods, Performance Formula(e), and Performance Criteria); prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the 2006 Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the 2006 Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE 2006 PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be issued under the 2006 Plan shall not exceed, in the aggregate, 2,900,000 shares of which all shares may be issued under the 2006 Plan pursuant to ISOs. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or results in any Common Stock not being issued, or if any shares of Common Stock subject to an Award are repurchased by the Company pursuant to the provisions of Section 7(a)(2)(B) of this 2006 Plan, the shares of Common Stock covered by such Award that are repurchased or not paid out shall again be available for the grant of Awards under the 2006 Plan. With respect to the issuance of SARs that may be settled in stock, the number of shares available for Awards under the 2006 Plan will be reduced by the total number of SARs granted. SARs that may be settled in cash only will not reduce the number of shares available for award under the 2006 Plan. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder, with 800,000 shares being reserved for Awards in the form of ISOs granted after the effective date of the Plan as amended and restated herein. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the 2006 Plan.

(b) Type of Shares. Stock delivered by the Company under the 2006 Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the 2006 Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 800,000. The maximum number of shares subject to other Stock-based Awards granted to any person in any fiscal year will be 800,000 shares, and the maximum amount payable under cash-based Awards granted to any person in any fiscal year will be U.S. $750,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors, consultants and advisors to the Company or its Affiliates and others who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the 2006 Plan. Notwithstanding any provision of this 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of 2006 Plan. No Awards may be made after May 25, 2019~~6~~, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor other Awards may be transferred other than by will or by the laws of descent and distribution (other than transfers to the Company pursuant to Section 7(a)(2)(B)), and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides), other non-transferable Awards requiring exercise may be exercised only by the Participant.

(4) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(5) Rights Limited. Nothing in the 2006 Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the 2006 Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(6) Section 162(m). This Section 6(a)(6) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(6) applies, the 2006 Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for the performance-based compensation exception under Section 162(m). With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria, and the applicable Performance Formula(e) and Performance Period, no later than 90 days after the commencement of the Performance Period ~~of service to which the performance relates~~(or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Once established for a Performance Period, the Performance Criteria and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Section 162(m). Following the completion of a Performance Period, and prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and, if so, to calculate and certify in writing that amount of the Awards earned for the Performance Period based upon the Performance Formula(e), and such determination will be final and conclusive. The Committee shall then determine the number of shares or dollar value (as applicable) of each Participant’s Award based on the Performance Formula(e) for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate. No Performance Award to which this Section 6(a)(6) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(7) Section 409A of the Code.

(i) Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

(ii) If any provision of the 2006 Plan or an Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the 2006 Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the 2006 Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

(iii) Notwithstanding any provisions of this 2006 Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the 2006 Plan or an Award granted hereunder to fail to comply with Code Section 409A.

(iv) Notwithstanding any provisions of this 2006 Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this 2006 Plan to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.

(b) Stock Options and SARs

(1) Duration of Options and SARs. The latest date on which an Option or a SAR may be exercised will be the tenth anniversary of the date the Option (fifth anniversary in the case of an ISO granted to a ten percent shareholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the Option or SAR was granted.

(2) Vesting. The Administrator shall fix the term during which each Stock Option or SAR may be exercised, but no Stock Option or SAR shall be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, one-third of each Award of Director Stock Option or Stock Option or SAR shall become exercisable upon one-year from the date of grant with the remaining portion of the Award becoming exercisable in equal installments commencing on the second and third one-year anniversaries of the date of grant.

Notwithstanding any other provision of the 2006 Plan, the Committee may determine with respect to an Award that the date on which any outstanding Stock Option or SAR or any portion thereof is exercisable shall be advanced to an earlier date or dates designated by the Administrator in accordance with such terms and subject to such conditions, if any, as the Administrator shall specify.

(3) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(4) Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other events described in Section 7(d)(1) and (2)), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(5) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Restricted Stock and Other Awards Not Requiring Exercise

(1) Consideration in General. In general, Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any purchase price payable by a Participant to the Company for Stock under an Award not requiring exercise shall be paid in cash or check acceptable to the Administrator, through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the purchase price, if and to the extent permitted by the Administrator, by delivery to the Company of a promissory note of the Participant, payable on such terms as are specified by the Administrator, or by any combination of the foregoing permissible forms of payment.

(2) Vesting. Restricted Stock shall be granted subject to such restrictions on the full enjoyment of the shares as the Administrator shall specify; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify. The Administrator shall fix the term during which each Award of Restricted Stock vests. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, each Award of Restricted Stock that vests over time shall vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each Award of Restricted Stock that vests based on the satisfaction of certain performance criteria established by the Administrator shall begin vesting after the first anniversary of the date of grant.

7. EVENTS AFFECTING OUTSTANDING AWARDS

(a) Termination of Employment. In general, the treatment of an Award upon termination of a Participant’s Employment will be determined by the Administrator at the time of grant and specified in the document or documents by which the Award is granted, subject to the authority of the Administrator under Section 3 of the 2006 Plan to modify or waive terms and conditions of the Award. Except as otherwise so determined by the Administrator or otherwise explicitly provided herein, the following will apply in the event of termination of a Participant’s Employment:

(1) Disability or Death. If the termination of Employment is by reason of Disability (as determined by the Administrator) or death:

(A) Except as provided in subparagraph 7(a)(1)(C) below, or in an Award Agreement, Stock Options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s Employment ceased as a result of Disability or the third anniversary of the date on which the Participant’s Employment ceased as a result of death, and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) Except as provided in subparagraph 7(a)(1)(C) below, the Participant’s unvested Restricted Stock and Restricted Stock Units will immediately vest and become free of restrictions.

(C) If vesting or exercisability of an Award, or the payment of cash pursuant to the Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time the Participant’s Employment terminates, the Award will terminate unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award.

(2) Other Termination of Employment. If termination of Employment is for any reason other than disability (as determined by the Administrator) or death of the Participant:

(A) Stock Options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of Employment will terminate immediately. Each such Stock Option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s Employment ceased and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) The Company will have the right to reacquire the Participant’s unvested Restricted Stock at the lower of the Participant’s original purchase price, if any, for such Stock, and the fair market value of the Stock on the date of termination. If there was no purchase price, then the Restricted Stock will be forfeited. Restricted Stock Units will be forfeited.

(b) Change in Control. In the event of a Change in Control:

(1) Acceleration of Awards. Except as otherwise provided below: (i) Stock Options and SARs held by the Participant or the Participant’s permitted transferees will immediately become exercisable in full, (ii) the Participant’s unvested Restricted Stock will immediately vest and become free of restrictions, and (iii) the delivery of shares of Stock deliverable under each outstanding Award of Stock Units will be accelerated, and such shares will be delivered.

(2) Performance Criteria. If vesting or exercisability of an Award, or delivery of Stock or payment of cash under an Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time of the Change in Control, except as otherwise provided upon grant of the Award, vesting, exercisability and delivery of Stock or payment of cash will not be accelerated by the Change in Control unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award. Any share of Stock delivered as a result of such a waiver or modification may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect the Performance Criteria to which the Award was subject. In the case of Restricted Stock the vesting of which is conditioned upon satisfaction of Performance Criteria, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the 2006 Plan.

(3) Cash-Out of Awards. If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Stock-based Awards, equal in the case of each affected Award to the excess, if any, of (i) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (ii) the aggregate exercise price, if any, under the Award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(4) Compliance with Section 409A of the Code. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.

(c) Termination of Awards. Unless otherwise provided by the Administrator, each Award other than Restricted Stock (which, unless subject to Performance Criteria which have not been satisfied, will be treated in the same manner as other shares of Stock) will terminate upon consummation of a Covered Transaction, provided that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option or SAR, other than an Award that is cashed out, will be so terminated prior to the Participant’s having been given adequate opportunity, as determined by the Administrator, to exercise Awards that are exercisable or become exercisable as a result of the Change in Control.

(d) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the 2006 Plan, to the maximum share limits described in Section 4(c), and to the maximum share limits described in Section 6(c)(2) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(d)(1) above to take into account distributions to stockholders other than those provided for in Section 7(d)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, for the performance-based compensation rules of Section 162(m), where applicable, and for the deferred compensation rules of Section 409A of the Code.

(3) Continuing Application of 2006 Plan Terms. References in the 2006 Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the 2006 Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the 2006 Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. The Administrator may not, without stockholder approval, (i) materially increase the number of securities which may be issued under the 2006 Plan or (ii) materially modify the requirements for participation under the 2006 Plan.

9. OTHER COMPENSATION ARRANGEMENTS

The existence of the 2006 Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the 2006 Plan.

10. WAIVER OF JURY TRIAL

By accepting an Award under the 2006 Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the 2006 Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the 2006 Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

11. MISCELLANEOUS

(a) No Shareholder Rights. Except as otherwise provided here, the holder of a 2006 Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Stock are issued upon exercise or payment in respect of such award.

(b) Transferability. Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her designated beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.

(c) Award Agreements. All Stock Options, SARs, Restricted Shares and Awards granted under the 2006 Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the 2006 Plan and applicable domestic and foreign law), in addition to those provided for herein, as the Administrator shall approve. More than one type of Award may be covered by the same agreement.

(d) Securities Restrictions. No shares of Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(e) Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(f) No Employment Right. No employee or director of the Company, nor any Affiliate of the Company, shall have any claim or right to be granted an Award under this 2006 Plan. Neither this 2006 Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or Affiliate thereof or any director any right to continue as a director of the Company or Affiliate. All Company and Affiliate employees who have or may receive Awards under this 2006 Plan are employed, except to the extent provided by law, at the will of the Company or such Affiliate and in accord with all statutory provisions.

(g) Stock to be Used. Distributions of shares of Stock upon exercise, in payment or in respect of Awards made under this 2006 Plan may be made either from shares of authorized but unissued Stock reserved for such purpose by the Board or from shares of authorized and issued Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Stock shall be subject to currency or other restrictions imposed by any government.

(h) Expenses of the 2006 Plan. The costs and expenses of administering this 2006 Plan shall be borne by the Company and not charged to any Award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of participating subsidiaries, including administrative costs and expenses related thereto, to the respective participating subsidiaries by which such persons are employed.

(i) 2006 Plan Unfunded. This 2006 Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this 2006 Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.

(j) Governing Law. This 2006 Plan shall be governed by the laws of the State of Delaware and shall be construed for all purposes in accordance with the laws of said State except as may be required by NASDAQ or other applicable exchange requirement or by applicable federal law.

Exhibit A:

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2006 Plan”: The Providence Service Corporation 2006 Long-Term Incentive Plan as from time to time amended and in effect.

“Administrator”: The Compensation Committee, provided that the Committee shall consist of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and provided further, that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the 2006 Plan as such delegated officer or officers determine consistent with such delegation and applicable law; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized in writing the issuance of a specified number of shares of Stock or other payment under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards, including Stock-based and cash-based Awards.

“Board”: The Board of Directors of the Company.

“Change in Control”: An event or events, in which:

(A) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(B1) With respect to awards granted under the 2006 Plan prior to April 19, 2010, the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(B2) With respect to awards granted under the 2006 Plan subsequent to April 19, 2010, the Company consummates a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C) during any period of two consecutive years (not including any period prior to the execution of the 2006 Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: The Providence Service Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability” shall mean permanent and total disability of an employee or director participating in the 2006 Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the 2006 Plan unless such condition also constitutes a disability as defined under Section 409A.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the 2006 Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Negative Discretion”: The discretion authorized by the Plan to be applied by the Administrator to eliminate or reduce the size of an Award; provided that the exercise of such discretion would not cause the Award to fail to qualify as “performance-based compensation” under Section 162(m). By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Administrator by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Awards for a Performance Period if the Performance Criteria and Performance Formula(e) for such Performance Period have not been attained, or (b) increase an Award above the maximum amount payable under the Plan.

“Participant”: A person who is granted an Award under the 2006 Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement” shall mean:

(a) in the case of an employee Participant, separating from service with the Company or an affiliate, on or after a customary retirement age for the Participant’s location, with the right to begin receiving immediate pension benefits under the Company’s pension plan or under another pension plan sponsored or otherwise maintained by the Company or an affiliate for its employees, in either case as then in effect or, in the absence of such pension plan being applicable to any Participant, as determined by the Committee in its sole discretion; and

(b) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.

“Section 162(m)”: Section 162(m) of the Code.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value or cash) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”: Common Stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock that is not subject to any restrictions under the terms of the Award.

The Providence Service Corporation

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on July 22, 2014.

Vote by Internet

- Go to **www.envisionreports.com/PRSC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE PROVIDENCE SERVICE CORPORATION BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4 and "FOR" PROPOSAL 5.

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1. Election of Directors:
   Nominees:

	For	Withhold
01 - Warren S. Rustand	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Name and Title of Representative (if applicable)

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — THE PROVIDENCE SERVICE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE PROVIDENCE SERVICE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2014

The stockholder(s) hereby appoint(s) Robert E. Wilson and Michael-Bryant Hicks, or either of them, as proxies, each with the power to appoint his/her undersigned substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of The Providence Service Corporation (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on July 23, 2014 (the "Annual Meeting"), at Hotel Grand Pacific, 463 Belleville Street, Victoria, B.C. Canada V8V1X3, and at any adjournment, postponement or rescheduling thereof.

The undersigned hereby acknowledges receipt of the Company's 2013 Annual Report to Stockholders, Notice of the Company's 2014 Annual Meeting of Stockholders and the Proxy Statement.

This Proxy Card, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this Proxy will be voted for the election of the nominee listed in Proposal 1 and for Proposals 2, 3, 4 and 5. With respect to such other business that may properly come before the Annual Meeting and any adjournments, postponements or reschedulings thereof, said proxies are authorized to vote in accordance with their best judgment, subject to the conditions described in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT AND THIS PROXY CARD IS VALID ONLY WHEN SIGNED. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

YOUR VOTE IS IMPORTANT
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.